Exhibit 10.1

EXECUTION COPY

Published CUSIP Number: 19851JAF5
Revolving Loan CUSIP Number: 19851JAG3

CREDIT AGREEMENT

among

COLUMBIA SPORTSWEAR COMPANY
as Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION and
BANK OF AMERICA, N.A.,
as Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC and BOFA SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

December 30, 2020

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS	1
1.1	DEFINED TERMS	1
1.2	ACCOUNTING AND FINANCIAL DETERMINATIONS	28
1.3	HEADINGS	29
1.4	ADDITIONAL DEFINITION PROVISIONS	29
1.5	RATES	30
1.6	ROUNDING	30
1.7	REFERENCES TO AGREEMENT AND LAWS	30
1.8	TIMES OF DAY	30
1.9	DIVISIONS	31
ARTICLE II	THE CREDITS	31
2.1A	REVOLVING LOANS	31
2.1B	LETTER OF CREDIT FACILITY	32
2.2	SWING LOANS	39
2.3	INTEREST/FEES	40
2.4	INTEREST OPTIONS	41
2.5	PAYMENTS GENERALLY	42
2.6	FUNDING	44
2.7	PRO RATA TREATMENT	44
2.8	STATEMENTS AND MANNER OF PAYMENT	45
2.9	AUTHORIZED REPRESENTATIVES	46
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	46
3.1	TAXES	46
3.2	ILLEGALITY	49
3.3	INABILITY TO DETERMINE RATES	50
3.4	INCREASED COSTS	50
3.5	INDEMNITY FOR FUNDING LOSSES	51
3.6	SURVIVAL	52
3.7	DEFAULTING LENDERS	52
3.8	CHANGED CIRCUMSTANCES	55
3.9	INCREMENTAL INCREASES.	56
3.10	CASH COLLATERAL	59
3.11	ADMINISTRATIVE AGENT’S CLAWBACK.	59
ARTICLE IV	REPRESENTATIONS AND WARRANTIES	60
4.1	LEGAL STATUS; SUBSIDIARIES	61
4.2	DUE AUTHORIZATION; NO VIOLATION	61
4.3	CONSENTS OR APPROVAL, REGULATION	61
4.4	VALIDITY; ENFORCEABILITY	61
4.5	FINANCIAL INFORMATION	61
4.6	TAXES	62
4.7	LITIGATION, LABOR CONTROVERSIES	62
4.8	TITLE TO PROPERTY, LIENS	62
4.9	ERISA COMPLIANCE	62
4.10	OTHER OBLIGATIONS	63
i

4.11	ENVIRONMENTAL MATTERS	63
4.12	NO DEFAULTS	63
4.13	INSURANCE	63
4.14	FORCE MAJEURE	64
4.15	INTELLECTUAL PROPERTY	64
4.16	SOLVENCY	64
4.17	FISCAL PERIODS	64
4.18	COMPLIANCE WITH LAW	64
4.19	SANCTIONS; ANTI-CORRUPTION	64
4.20	DISCLOSURE	65
4.21	AFFECTED FINANCIAL INSTITUTIONS	65
ARTICLE V	CONDITIONS	65
5.1	CONDITIONS OF INITIAL EXTENSION OF CREDIT	65
5.2	CONDITIONS OF EACH EXTENSION OF CREDIT	67
ARTICLE VI	AFFIRMATIVE COVENANTS	68
6.1	PAYMENTS	68
6.2	ACCOUNTING RECORDS	68
6.3	INFORMATION AND REPORTS	69
6.4	COMPLIANCE WITH LAW	70
6.5	INSURANCE	70
6.6	FACILITIES	70
6.7	TAXES AND OTHER LIABILITIES	70
6.8	NOTICE TO ADMINISTRATIVE AGENT	70
6.9	CONDUCT OF BUSINESS	71
6.10	PRESERVATION OF CORPORATE EXISTENCE, ETC.	71
6.11	INSPECTION RIGHTS	71
6.12	PERFORMANCE AND COMPLIANCE WITH CONTRACTUAL OBLIGATIONS	71
6.13	FISCAL YEAR; ACCOUNTING PRACTICES	72
6.14	ENVIRONMENTAL	72
6.15	LIENS	72
6.16	USE OF PROCEEDS	72
6.17	COMPLIANCE WITH ERISA	72
6.18	[RESERVED]	73
6.19	SUBSIDIARIES; ADDITIONAL GUARANTORS	73
6.20	SANCTIONS; ANTI-CORRUPTION LAWS	73
6.21	BENEFICIAL OWNERSHIP; ANTI-MONEY LAUNDERING	73
6.22	FURTHER ASSURANCES	73
ARTICLE VII	NEGATIVE COVENANTS	73
7.1	LIENS	74
7.2	INDEBTEDNESS	74
7.3	RESTRICTED PAYMENTS, REDEMPTIONS	74
7.4	FUNDAMENTAL CHANGES; DISPOSITIONS	74
7.5	INVESTMENTS	75
7.6	CHANGE IN NATURE OF BUSINESS	75
7.7	ERISA	76

7.8	MARGIN REGULATIONS	76
7.9	ENVIRONMENTAL	76
7.10	GUARANTIES	76
7.11	NO SPECULATIVE TRANSACTIONS	76
7.12	CANCELLATION OF INDEBTEDNESS OWED TO IT	76
7.13	TRANSACTIONS REGARDING RELATED PARTIES	77
7.14	OTHER RESTRICTIONS	77
7.15	SANCTIONS; ANTI-CORRUPTION USE OF PROCEEDS	77
ARTICLE VIII	FINANCIAL COVENANTS	77
8.1	FUNDED DEBT RATION	77
8.2	INTEREST COVERAGE RATIO	78
ARTICLE IX	EVENTS OF DEFAULT	78
9.1	EVENTS OF DEFAULT	78
9.2	REMEDIES	79
9.3	RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER, ETC.	80
9.4	CREDITING OF PAYMENTS AND PROCEEDS.	81
9.5	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.	82
ARTICLE X	ADMINISTRATIVE AGENT	82
10.1	APPOINTMENT AND AUTHORITY	82
10.2	RIGHTS AS LENDER	83
10.3	EXCULPATORY PROVISIONS	83
10.4	RELIANCE BY ADMINISTRATIVE AGENT	84
10.5	DELEGATION OF DUTIES	84
10.6	RESIGNATION OF ADMINISTRATIVE AGENT	85
10.7	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	86
10.8	NO OTHER DUTIES, ETC.	86
10.9	GUARANTY MATTERS	86
10.10	GUARANTEED HEDGE OBLIGATIONS AND GUARANTEED CASH MANAGEMENT OBLIGATIONS	87
10.11	POSTING OF COMMUNICATIONS	87
ARTICLE XI	MISCELLANEOUS	88
11.1	NOTICES	88
11.2	COSTS, EXPENSES, ATTORNEYS' FEES	89
11.3	INDEMNIFICATION; DAMAGE WAIVER	89
11.4	WAIVERS, AMENDMENTS	91
11.5	REVERSAL OF PAYMENTS	93
11.6	INJUNCTIVE RELIEF	93
11.7	SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENT	93
11.8	SETOFF	97
11.9	CUMULATIVE REMEDIES	97
11.10	ENTIRE AGREEMENT	97
11.11	CONFIDENTIALITY	98
11.12	TIME	98
11.13	SEVERABILITY OF PROVISIONS	98
11.14	COUNTERPARTS	98
11.15	PATRIOT ACT NOTICE	99
11.16	GOVERNING LAW	100

11.17	SUBMISSION TO JURISDICTION	100
11.18	WAIVER OF JURY TRIAL	100
11.19	MATERIAL NON-PUBLIC INFORMATION	100
11.20	PAYMENTS SET ASIDE	101
11.21	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	101
11.22	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	102
11.23	LENDER ERISA REPRESENTATION AND COVENANT	102
11.24	[RESERVED]	103
11.25	OREGON STATUTORY NOTICE	103
11.26	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	103
ARTICLE XII	BORROWER GUARANTY	104

SCHEDULES

I    Notices
IA    Revolving Loan Commitments
II    Pricing Schedule
III    Disclosure Schedule

EXHIBITS

A    Form of Note
B    Form of Notice of Borrowing
C    Form of Notice of Conversion or Continuation
D    Form of Notice of Authorized Representatives
E    Form of Certificate of Responsible Officer
F    Form of Assignment and Assumption
G    Form of Guaranty Agreement
H1-4     Forms of Foreign Lender Status and Tax Compliance Certificates
I    Borrower’s Existing Investment Policy
J    Form of Officer’s Certificate

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is entered into as of December 30, 2020 by and among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), the Lenders from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1    DEFINED TERMS
All terms defined above shall have the meanings set forth above. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Agent’s Office” means (i) initially, Administrative Agent’s office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such, from time to time, in writing by Administrative Agent to Lenders and Borrower.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limiting the generality of the foregoing, in determining whether a Person is Controlled by a Loan Party, such Person shall be deemed to be Controlled by a Loan Party if such Loan Party possesses, directly or indirectly, power to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Agent-Related Person” means Administrative Agent (including any successor administrative agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agreement” means this Credit Agreement as amended, restated, modified or supplemented from time to time.
“Applicable Lending Office” means, with respect to each Lender (i) initially, its office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such from time to time in writing by such Lender to Administrative Agent.
“Applicable Margin” means the Base Rate Margin or the LIBOR Margin, as applicable.

“Applicable Rate” means, at any date, the lesser of (a) the Highest Lawful Rate and (b) the following: (i) with respect to each Base Rate Loan, a per annum rate equal to the sum of (A) the Base Rate in effect on such date, plus (B) the applicable Base Rate Margin in effect on such date; (ii) with respect to each LIBOR Loan, a per annum rate equal to the sum of (A) LIBOR, as determined on the second Business Day prior to the first day of the applicable Interest Period, plus (B) the applicable LIBOR Margin in effect on such date; and (iii) with respect to each LIBOR Daily Loan, a per annum rate equal to the sum of (A) the LIBOR Daily Rate on such date, plus (B) the applicable LIBOR Margin in effect on such date.
“Approved Electronic Platform” has the meaning assigned to such term in Section 10.11.
“Arranger” means, collectively, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and BofA Securities, Inc., in their capacities as joint lead arrangers and joint book managers.
“Asset Coverage Ratio” defined as the quotient of (i) the sum of (A) 75% of Borrower’s net book value of accounts receivable, plus (B) 50% of the value of Borrower’s inventory (before the netting of liquidation reserves), with all collateral values reasonably determined by Administrative Agent based upon Borrower’s fiscal quarter end financial statements (and supplemental information regarding inventory liquidation reserves) delivered to Administrative Agent as required hereunder, divided by (ii) the sum of the outstanding principal balance of principal and interest under the Loans and L/C Obligations.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required under this Agreement), and accepted by the Administrative Agent, in the form of Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Authorized Representative” means a person designated as such by Borrower in a Notice of Authorized Representatives delivered to Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
“Base LIBOR” means:

(a)for any LIBOR Daily Loan, for any day, a fluctuating rate of interest per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars displayed on the Reuters Screen LIBOR01 Page or LIBOR02 Page (or any successor or substitute page as provided in the definition of LIBO Screen Rate), at or about 11:00 a.m., London time on such date of determination (for delivery on such date) with a term equivalent to one day; and
(b)for any other Loan, for any Interest Period, the LIBO Screen Rate on the second Business Day prior to the commencement of such Interest Period at or about 11:00 A.M. (London time), for delivery on the first day of such Interest Period, for a term comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period shall apply (provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then Base LIBOR for purposes of this clause (b) shall be the Interpolated Rate).
For the avoidance of doubt, Section 3.8 and each of the defined terms used therein shall apply to each of the rates described in the foregoing clauses (a) and (b).
“Base Rate” means, for any day, an interest rate per annum equal to the rate determined by Administrative Agent to be equal to the highest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus 1/2 of 1% and (iii) LIBOR for a one month Interest Period in U.S. Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, LIBOR for any day shall be based on Base LIBOR at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or LIBOR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.8 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.8), then the Base Rate shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Base Rate Loan” means any Revolving Loan or portion thereof that bears interest with reference to the Base Rate and any Swing Loan.
“Base Rate Margin” means, on any date, the number of basis points in effect on such date as determined in accordance with Schedule II under the heading “Base Rate Margin”.
“Benchmark” means, initially, Base LIBOR; provided that, if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Base LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8(a) or (b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base LIBOR”, “Base Rate,” the definition of “Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.8(b); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended from time to time.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such person.

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon or New York, New York, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR or LIBOR Daily Rate interest selection or any LIBOR Loan or LIBOR Daily Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurocurrency market.
“Capital Lease” means, as to any Person, and subject to Section 1.2(b), any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligations” means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capital Leases, as determined on a consolidated basis in accordance with GAAP.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Cash Collateralize” means to pledge and deposit with, or deliver to, Administrative Agent, for the benefit of the applicable Issuing Lender, the Swing Line Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swing Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender or the Swing Line Lender, as the case may be, shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Lender or the Swing Line Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and (d) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency).
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer, foreign exchange services and other cash management arrangements.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Governmental Rule, (b) any change in any Governmental Rule or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) (other than the following collectively, Timothy P. Boyle, Joe Boyle, Molly Boyle, Sally Bany, any lineal descendants of the foregoing, the Gertrude Boyle Trust, any other trust for the benefit of any of the foregoing, as well as any other entity that is controlled by the foregoing) of issued and outstanding Stock of Borrower representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding Stock of Borrower, or (b) the occupation of a majority of the seats (other than vacant seats) of the board of directors of Borrower by Persons who were neither (i) nominated by Borrower’s board of directors nor (ii) appointed by directors so nominated.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means any obligation of a Lender to extend credit or any other financial accommodation under any of the Loan Documents.
“Commitment Fees” means the fees payable under Section 2.3(b) of this Agreement.
“Commitment Percentage” means, with respect to any Lender at any time, the percentage of the total Revolving Loan Commitments of all the Lenders represented by such Lender’s Revolving Loan Commitment. If the Revolving Loan Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments. The Commitment Percentage of each Lender on the Closing Date is set forth under the name of such Lender on Schedule IA.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.
“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, license, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 11.26.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 3.7, any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in Letters of Credit or Swing Loans within two Business Days of the date such Loans or participations in Letters of Credit or Swing Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Loans) within two Business Days of the date when due, (b) has notified the Borrower, Administrative Agent, any Issuing Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or the Borrower, to confirm in writing to Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.7(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swing Line Lender and each Lender.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Disclosure Schedule” means the disclosure schedule attached hereto as Schedule III, as amended from time to time with the consent of the Required Lenders.
“Disregarded Foreign Subsidiary” means any Foreign Subsidiary (a) the separate existence of which is disregarded for United States federal tax purposes under Treas. Reg. Section 301.7701-3 and (b) the tax owner of which for United States federal tax purposes is either Borrower or a Domestic Subsidiary.
“Divided Delaware LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division
“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“Early Opt-in Election” means, if the then-current Benchmark is Base LIBOR, the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from Base LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EBITDA” means, as of the end of a quarter, Borrower’s consolidated net income after taxes for the twelve months ending with such quarter plus (i) the sum of the amounts for such twelve month period deducted in determining such net income of (A) interest expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) unusual non-cash charges, extraordinary non-cash losses and other non-recurring non-cash charges, plus (ii) for purposes of determining Borrower’s compliance with the financial covenants set forth in Article VIII (and not for determining Applicable Rate), and solely to the extent deducted in the calculation of Borrower’s net income, Restructuring Expenses, less (iii) the sum of the amounts for such twelve month period included in determining such net income of (A) gains on sales of assets (excluding sales of inventory in the ordinary course of business), and (B) unusual non-cash gains, extraordinary non-cash gains and other non-recurring non-cash gains.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the U.S. Securities and Exchange Commission.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning assigned to such term in Section 11.7(h).
“Environmental Law” means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. § 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. § 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.
“Environmental Liabilities and Costs” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules with respect to plan years ending after the effective date of the Pension Act; (c) the incurrence by Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations by Borrower or any ERISA Affiliate that is treated as a withdrawal under Section 4062(e) of ERISA with respect to any Pension Plan that is subject to such sections of ERISA; (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (j) the engagement by Borrower or any ERISA Affiliate in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that would result in the posting of bond or security under Section 436(f)(1) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 9.1.
“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between Borrower and Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1 and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in Section 5.1(b).
“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Section 1.1 of the Disclosure Schedule.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” has the meaning set forth in Section 4.19(b).
“Federal Funds Rate” means, for any day, the greater of (a) the rate per annum equal to the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, and (b) 0%.
“Fee Percentage” means, on any date, the number of basis points in effect on such date as determined in accordance with Schedule II under the heading “Commitment Fee”.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Base LIBOR. As of the date of this Agreement, the Floor is 0.00%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fundamental Change Transaction” has the meaning set forth in Section 7.4(a).
“Funded Debt Ratio” means, as of the end of a fiscal quarter of Borrower, the ratio of (A) Borrower’s consolidated obligations for borrowed money and obligations evidenced by bonds, debentures, notes, bills or other similar instruments (excluding trade payables with payment terms of up to 12 months), minus unrestricted and unencumbered (other than pursuant to the Loan Documents) cash-on-hand and Cash Equivalents of the Loan Parties maintained in accounts in the United States as of such date, in an amount not to exceed $150,000,000 to (B) EBITDA.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.
“Governmental Authority” means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, the European Union, the European Central Bank, any other central bank or any comparable authority.
“Governmental Rule” means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.
“Guaranteed Cash Management Agreement” means (a) any Cash Management Agreement in effect on the Closing Date between or among any Loan Party and a counterparty that is (i) a Lender, (ii) Administrative Agent or (iii) an Affiliate of a Lender or Administrative Agent, in each case as determined as of the Closing Date or (b) any Cash Management Agreement entered into after the Closing Date between or among any Loan Party and a counterparty that is (i) a Lender, (ii) Administrative Agent or (iii) an Affiliate of a Lender or Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into.
“Guaranteed Cash Management Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Guaranteed Cash Management Agreement.
“Guaranteed Hedge Agreement” means (a) any Hedge Agreement in effect on the Closing Date between or among any Loan Party and a counterparty that is (i) a Lender, (ii) Administrative Agent or (iii) an Affiliate of a Lender or Administrative Agent, in each case as determined as of the Closing Date or (b) any Hedge Agreement entered into after the Closing Date between or among any Loan Party and a counterparty that is (i) a Lender, (ii) Administrative Agent or (iii) an Affiliate of a Lender or Administrative Agent, in each case as determined at the time such Hedge Agreement is entered into.

“Guaranteed Hedge Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Guaranteed Hedge Agreement; provided that the “Guaranteed Hedge Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“Guarantor” means, individually and collectively, any Person providing a Guaranty of all or any portion of the Obligations in favor of Administrative Agent for the ratable benefit of Lenders.
“Guaranty” means a Guaranty Agreement substantially in the form of Exhibit G attached hereto.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include any Lender).
“Highest Lawful Rate” means, at the particular time in question, the maximum rate of interest which, under applicable law, Lenders are then permitted to charge Borrower on the applicable Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrower.
“Holders of Obligations” means, collectively, Administrative Agent, the Lenders, each Issuing Lender, the holders of any Guaranteed Hedge Obligations, the holders of any Guaranteed Cash Management Obligations, each co-agent or sub-agent appointed by Administrative Agent from time to time, any other holder from time to time of any Obligations and, in each case, their respective successors and permitted assigns.
“Increase Effective Date” has the meaning assigned thereto in Section 3.9(c).
“Incremental Amendment” has the meaning assigned thereto in Section 3.9(f).
“Incremental Commitment Increase” has the meaning assigned thereto in Section 3.9(a).
“Incremental Facilities Limit” means $100,000,000.
“Incremental Increase” has the meaning assigned thereto in Section 3.9(a).

“Incremental Lender” has the meaning assigned thereto in Section 3.9(b).
“Incremental Term Loan” has the meaning assigned thereto in Section 3.9(a).
“Indebtedness” of any Person (the “Target Person”) means, at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of the Target Person for borrowed money and all obligations of the Target Person evidenced by bonds, debentures, notes, loan agreements, bills or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, issued for the Target Person’s account, including any Reimbursement Obligation and banker’s acceptances issued for the account of the Target Person; (c) all Capital Lease Obligations and the principal component or equivalent of obligations under Other Leases of the Target Person; (d) all obligations of any Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by the Target Person, even though the Target Person has not assumed or become liable for the payment of such obligations or such obligations are limited in recourse limited in recourse; (e) all obligations of the Target Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Target Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); and (f) all obligations of a Person, other than the Target Person, of the type described above that are secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by the Target Person, even though the Target Person has not assumed or become liable for the payment of such obligations.
“Indemnified Liabilities” has the meaning set forth in Section 11.3(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 11.3(a).
“Interest Period” means a period of one, two, three or six months; provided that (i) if the last day of an Interest Period is not a Business Day, such period shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if the Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Lender” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Bank of America, N.A., each in its capacity as an issuer of the Letters of Credit and its successors in such capacity as provided in Section 2.1B. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Lender” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Lender with respect thereto.
“L/C Commitment” means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender’s Letter of Credit Commitment on the Closing Date is $5,000,000, or if an Issuing Lender has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Closing Date, the amount set forth for such Issuing Lender as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an Issuing Lender may be modified from time to time by agreement between such Issuing Lender and Borrower, and notified to Administrative Agent.
“L/C Facility” means the letter of credit facility established pursuant to Section 2.1B.
“L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.1B.
“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all Lenders other than the Issuing Lender in respect thereof.
“L/C Sublimit” means, at any time, the least of (a) $15,000,000, (b) the sum of the L/C Commitments of all Issuing Lenders at such time and (c) the aggregate amount of the Revolving Loan Commitments at such time.
“Lenders” means, collectively, each of the financial institutions from time to time listed on Schedule I, Swing Line Lender and each Issuing Lender, and “Lender” means any one of the Lenders.
“Letter of Credit Application” means, with respect to any Issuing Lender, an application requesting such Issuing Lender to issue a Letter of Credit in the form specified by such Issuing Lender from time to time.
“Letter of Credit Documents” means, with respect to any Letter of Credit issued or to be issued by any Issuing Lender, such Letter of Credit, the Letter of Credit Application of such Issuing Lender, a letter of credit agreement or reimbursement agreement and any other document, agreement and instrument required by such Issuing Lender and relating to such Letter of Credit, in each case in the form specified by such Issuing Lender from time to time.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 2.1B and the Existing Letters of Credit.

“LIBO Screen Rate” means, for any day and time, for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion) (provided that, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement).
“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.8, for each Interest Period, the rate per annum and determined pursuant to the following formula:
LIBOR =                 Base LIBOR
                100% - LIBOR Reserve Percentage
Notwithstanding the foregoing, in no event shall LIBOR be less than zero.
“LIBOR Daily Loan” means any portion of the Revolving Loans that Borrower elects (pursuant to Section 2.4) to bear interest with reference to the LIBOR Daily Rate.
“LIBOR Daily Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.8, on any day, the rate per annum and determined pursuant to the following formula:
LIBOR Daily Rate =             Base LIBOR
                100% - LIBOR Reserve Percentage
Notwithstanding the foregoing, in no event shall the LIBOR Daily Rate be less than zero.
“LIBOR Loan” means any portion of the Revolving Loans that Borrower elects (pursuant to Section 2.4) to bear interest with reference to LIBOR.
“LIBOR Margin” means, on any date, the number of basis points in effect on such date as determined in accordance with Schedule II under the heading “LIBOR Margin”.
“LIBOR Reserve Percentage” means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System, it being understood that the LIBOR Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than depository accounts maintained in the ordinary course of business with banks or other financial institutions), encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement or the interest of a lessor under a Capital Lease or an Other Lease.

“Loan” means any Revolving Loan or any Swing Loan.
“Loan Documents” means this Agreement, the Note, the Letter of Credit Documents, any Guaranty and each other agreement, note, notice, document, contract or instrument to which Borrower or Guarantor now or hereafter is a party and that is required by a Lender in connection with any of the foregoing.
“Loan Party” means Borrower or any Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, prospects, operations, properties, liabilities (actual or contingent), financial and other condition and creditworthiness of Borrower and Subsidiaries taken as a whole, (b) a material impairment of the ability of the Loan Parties to perform the Obligations under the Loan Documents taken as a whole; or (c) a material adverse effect upon the enforceability against any Loan Party of any Loan Documents to which it is a party, other than as a result of any act or omission of Administrative Agent.
“Material Subsidiary means a Domestic Subsidiary or a Disregarded Foreign Subsidiary (in each case including, without limitation, a Subsidiary that is a Divided Delaware LLC) owning assets in excess of ten percent (10%) of the consolidated assets of Borrower based on the financial statements most recently delivered by Borrower to Administrative Agent pursuant to Section 6.3 (or, if prior to the first date of delivery of financial statements pursuant to Section 6.3, the most recent financial statements referred to in Section 4.5), excluding for purposes of such calculation all intercompany assets of a Subsidiary that are not included in Borrower’s consolidated assets.
“Maturity Date” means December 30, 2025.
“Minimum Collateral Amount” means, at any time, the aggregate amount determined by Administrative Agent and each of the applicable Lenders and the applicable Issuing Lenders, that are entitled to Cash Collateral hereunder at such time in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note requested by a Lender under Section 2.1A(a), substantially in the form attached as Exhibit A, executed by Borrower in favor of such Lender, and all allonges and other modifications and amendments thereto.
“Notice of Authorized Representatives” has the meaning set forth in Section 2.9 hereof.
“Notice of Borrowing” has the meaning set forth in Section 2.1A.
“Notice of Conversion or Continuation” has the meaning set forth in Section 2.4(b).
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.
“Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Affiliate thereof of any proceeding under any insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) all Guaranteed Hedge Obligations and (iii) all Guaranteed Cash Management Obligations. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by Borrower under any Loan Document, including under the Loans, the Swing Loans, the L/C Obligations and Reimbursement Obligations and (b) the obligation of Borrower to reimburse any amount in respect of any of the foregoing that Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of Borrower.
“OFAC” has the meaning specified in Section 4.19(a).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the applicable Governmental Authority in the jurisdiction of its formation, in each case as amended from time to time.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Lease” means any synthetic lease, tax retention operating lease, financing lease or any other lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Patriot Act” has the meaning assigned thereto in Section 11.15.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Sections 412, 430, and 436 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.
“Permitted Acquisition” means any acquisition or series of related acquisitions, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or more than fifty percent (50%) of the voting Stock of, or a business line or a division of, any Person; provided that:
(i)    the majority of the value of the Persons, assets, business lines or divisions acquired, as reasonably determined by Borrower at the time of the acquisition, shall be in the type of businesses permitted to be engaged in by Borrower and its Subsidiaries pursuant to Section 7.6;
(ii)    no Default shall then exist or would exist after giving effect to such acquisition;
(iii)    as of the closing of any acquisition, such acquisition shall have been approved by the board of directors or equivalent governing body of the Person to be acquired or from which such assets, business line or division is to be acquired;
(iv)    Borrower shall demonstrate to the reasonable satisfaction of Administrative Agent that, after giving effect to such acquisition, Borrower will be in pro forma compliance with all of the terms and provisions of the financial covenants set forth in Article VIII (calculated without netting any cash proceeds of any Indebtedness funded to consummate such acquisition); provided that if the value of the Persons, assets, business lines or divisions to be acquired is not at least equal to ten percent (10%) of Borrower’s consolidated assets before such acquisition (based on the financial statements most recently delivered by Borrower to Administrative Agent pursuant to Section 6.3 (or, if prior to the first date of delivery of financial statements pursuant to Section 6.3, the most recent financial statements referred to in Section 4.5)), Borrower shall provide such pro forma compliance only if requested to do so by Administrative Agent; and

(v)    if such acquisition is structured as a merger, Borrower (or if such merger is with any Subsidiary, then such Subsidiary) shall be the surviving Person after giving effect to such merger.
“Permitted Liens” means: (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not past due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves have been established to the extent required by GAAP; (e) Liens listed on Section 4.8 of the Disclosure Schedule; (f) Liens granted in the Loan Documents; (g) purchase money Liens upon or in any property used in the ordinary course of business and Liens to secure Capital Lease Obligations and Other Leases and any related payment and performance obligations if the aggregate of such Indebtedness does not exceed $50,000,000 at any time outstanding; provided, however, that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of the property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed such cost, and (C) such Lien does not extend to any other property other than such item of property, any improvements on or replacements for such item, and the proceeds from the disposition of such items; (h) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets or impair, in any material manner, the use of such property for the purposes for which such property is held; (i) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder; (j) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that such deposit account is not intended to provide collateral to the depository institution; (k) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 9.1(g); (1) any of the following arising in the ordinary course of business: deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature; (m) any Lien existing on any specific item of real or personal property or asset prior to the acquisition thereof, or of any Person owning such real or personal property, by Borrower or any Domestic Subsidiary, securing Indebtedness not to exceed $50,000,000 in the aggregate, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition and (B) such Lien does not apply to any other property or assets of Borrower or any Subsidiary; (n) Liens securing Indebtedness, the proceeds of which are used to refinance Indebtedness secured by any Lien permitted hereunder, provided that (A) such Lien does not apply to any additional property or assets of Borrower or any Subsidiary (other than the proceeds of the property or assets subject to such Lien), (B) in no event shall this clause (n) permit Liens to secure Indebtedness in excess of the applicable amount otherwise permitted to be secured under such other applicable clause in this definition and (C) in the case of any Lien set forth on Section 4.8 of the Disclosure Schedule, the outstanding principal amount of Indebtedness secured by such Lien does not exceed the principal amount of Indebtedness so refinanced, extended, renewed or replaced (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); and (o) any other Liens, so long as such Liens are not on accounts receivable or inventory and the aggregate principal amount at any time outstanding of all Indebtedness secured by all such other Liens does not exceed $50,000,000.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that: (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness, but excluding any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest scheduled maturity date of the Loans and Revolving Loan Commitments); (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations, such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to Administrative Agent; (f) the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those in the Refinanced Indebtedness (taken as a whole); (g) in the event that the Refinancing Indebtedness is unsecured Indebtedness (including unsecured Subordinated Indebtedness) such Refinancing Indebtedness does not include cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration), except to the extent the Refinanced Indebtedness included such provisions; and (h) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), that is sponsored, maintained or contributed to by Borrower or any Subsidiary for the benefit of its employees, or any such plan with respect to which Borrower has any liability.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve

Board (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including equity interests.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 11.26.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Base LIBOR for LIBOR Loans, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Base LIBOR for LIBOR Loans, the time determined by the Administrative Agent in its reasonable discretion.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 2.1B for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment, and any “release” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Remedial Action” means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Required Lenders” means, subject to Section 3.7, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 9.2 or the Revolving Loans Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Revolving Credit Outstandings and Unfunded Commitments of all Lenders at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 9.2, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 9.2 or the Revolving Loan Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Revolving Credit Outstandings at such time; provided that, in the case of clauses (a) and (b) above, the Revolving Credit Exposure of any Lender that is the Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Commitment Percentage of all outstanding Swing Loans, adjusted to give effect to any reallocation under Section 3.7 of the Swing Line Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the following officers of a Loan Party, or any replacement officer(s) performing responsibilities customarily performed by the following officers of Borrower: the President and Chief Executive Officer and the Senior Vice-President, Chief Financial Officer and Treasurer. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.
“Restricted Payment” has the meaning assigned to such term in Section 7.3.
“Restructuring Expenses” means all costs, expenses, losses and charges arising out of or related to COVID-19, including, without limitation, costs, expenses and losses relating to restructures, scaling of operations, modification of cost structures, any cost, expenses and charges for terminations, severance, furloughs, catastrophic paid leave, store closings, lease cancellations, and contract modifications and terminations, in an aggregate amount not to exceed $50,000,000, in each case to the extent paid prior to October 15, 2021 and approved by Administrative Agent in its reasonable discretion.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s Swing Line Exposure and participation in L/C Obligations at such time.
“Revolving Credit Outstandings” means, the sum of (a) with respect to Revolving Loans and Swing Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any other Letters of Credit or Loans to be made on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.1A.
“Revolving Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Loans to, and to purchase participations in L/C Obligations and Swing Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth under such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Loan Commitments of all the Lenders on the Closing Date shall be $500,000,000. The Revolving Loan Commitment of each Lender on the Closing Date is set forth under the name of such Lender on Schedule IA.
“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” has the meaning specified in Section 4.19(a).
    “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

    “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

    “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Stock” means shares of capital stock, membership interests, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or other entity, whether voting or nonvoting, and includes common stock and preferred stock.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” means any Person required by GAAP to be included in the consolidated financial reporting of Borrower.
“Supported QFC” has the meaning assigned to such term in Section 11.26.
“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Commitment Percentage of the aggregate principal amount of all Swing Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Swing Loans made by such Lender in its capacity as a Swing Line Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Loans), adjusted to give effect to any reallocation under Section 3.7 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Loans made by such Lender as a Swing Line Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Loans.
“Swing Line Lender” means JPMorgan Chase Bank, N.A., when acting in its capacity as the lender advancing credit under Section 2.2, or any successor swing line lender hereunder.
“Swing Loan” means a Loan made by the Swing Line Lender to Borrower pursuant to Section 2.2.
“Swing Loan Sublimit” means, at any time, the lesser of (a) $25,000,000 and (b) the aggregate amount of the Revolving Loan Commitments at such time.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.8 that is not Term SOFR.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Commitment” means, with respect to each Lender, the Revolving Loan Commitment of such Lender less its Revolving Credit Exposure.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“U.S. Dollars” or “$” refers to lawful money of the United States of America.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 11.26.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.
“Withholding Agent” means the Borrower and Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    ACCOUNTING AND FINANCIAL DETERMINATIONS
(a)    Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning given to it under GAAP, and all accounting determinations and computations under any Loan Document shall be made, and all financial statements required to be delivered under any Loan Document shall be prepared, in accordance with GAAP applied in the preparation of the financial statements referred to in Section 4.5. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein or therein shall be construed, and all computations of amounts and ratios referred to herein and therein shall be made, without giving effect to the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to the extent any lease (or any similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Financing Accounting Standards Board Accounting Standards Codification 842 (or such other Accounting Standards Codification having a similar result or effect).
(c)     If Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
1.3    HEADINGS
Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.
1.4    ADDITIONAL DEFINITION PROVISIONS
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.5    RATES
The interest rate on LIBOR Loans and LIBOR Daily Loans is determined by reference to Base LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans or LIBOR Daily Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 3.8 provides the mechanism for determining an alternative rate of interest. Administrative Agent will promptly notify the Borrower, pursuant to Section 3.8, of any change to the reference rate upon which the interest rate on LIBOR Loans and LIBOR Daily Loans is based. However, Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Base LIBOR” or “LIBO Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.8, whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.8), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or the LIBOR Daily Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
1.6    ROUNDING
Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.7    REFERENCES TO AGREEMENT AND LAWS
Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Governmental Rule, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Governmental Rule.
1.8    TIMES OF DAY
Unless otherwise specified, all references herein to times of day shall be references to or Portland time (daylight or standard, as applicable).

1.9    DIVISIONS
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II
THE CREDITS
2.1A    REVOLVING LOANS
(a)On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitment; provided, that, after giving effect to any Revolving Loan, (i) the Revolving Credit Outstandings shall not exceed the aggregate Revolving Loan Commitments and (ii) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Revolving Loan Commitment. Each advance of a Revolving Loan that is not made for the purpose of paying Obligations shall be deposited into Borrower’s account specified in the applicable Notice of Borrowing. With respect to Revolving Loans, Borrower may from time to time borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein. If requested by any Lender, the Revolving Loans made by such Lender shall be evidenced by a Note.
(b)Borrower shall repay the outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest and related fees, on the Maturity Date.
(c)Borrower, through an Authorized Representative, shall request each advance of a Revolving Loan by giving Administrative Agent irrevocable written notice in the form of Exhibit B attached hereto and signed by an Authorized Representative (each, a “Notice of Borrowing”), by mail, email or such other form of electronic transmission as is acceptable to Administrative Agent, which specifies, among other things:
(i)the aggregate principal amount of the requested advances (which amount must be a minimum of $500,000 and in integral multiples of $100,000 if a LIBOR Loan);
(ii)the proposed date of borrowing, which shall be a Business Day;
(iii)whether such advance is to be a Base Rate Loan, LIBOR Daily Loan or a LIBOR Loan;
(iv)if such advance is to be a LIBOR Loan, the length of the Interest Period applicable thereto; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed.

Each such Notice of Borrowing must be received by Administrative Agent not later than (x) 9:00 AM (Portland time) on the date of borrowing if a Base Rate Loan or a LIBOR Daily Loan or (y) 10:00 AM (Portland time) at least three Business Days prior to the date of borrowing if a LIBOR Loan. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the advance to be made by such Lender no later than two (2) hours following receipt of such Notice of Borrowing by the Administrative Agent, on the Business Day of receipt.
(d)From time to time before 9:00 AM (Portland time) on any Business Day Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans; provided that if the Revolving Loans being prepaid are LIBOR Loans, (i) Borrower gives Administrative Agent notice of such prepayment before 10:00 AM (Portland time) on the third (3rd) Business Day before the date of prepayment (which notice shall be irrevocable), (ii) each voluntary partial prepayment must be a minimum of $500,000 and in integral multiples of $100,000 and (iii) any prepayment shall be subject to the provisions of Section 3.5.
(e)If at any time the Revolving Credit Outstandings exceed the aggregate Revolving Loan Commitments, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, extensions of credit under this Agreement in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swing Loans, second to the principal amount of outstanding Revolving Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 9.2(b)).
(f)Unless previously terminated, the Revolving Loan Commitments shall terminate on the Maturity Date.
(g)Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is a minimum of $500,000 and in integral multiples of $100,000 and (ii) Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with this Section 2.1A, (x) any Lender’s Revolving Credit Exposure would exceed its Revolving Loan Commitment or (y) the Revolving Credit Outstandings would exceed the total Revolving Loan Commitments at such time. Borrower shall notify Administrative Agent of any election to terminate or reduce the Revolving Loans Commitments under this paragraph at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this paragraph shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loan Commitments shall be permanent and shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.
2.1B    LETTER OF CREDIT FACILITY
(a)L/C Facility.
(i)Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.1B(d), agrees to issue standby or commercial Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower. Letters of Credit may be issued on any Business Day from the Closing

Date to, but not including the fifteenth (15th) Business Day prior to the Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Sublimit, (B) the sum of (x) aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Lender at such time plus (y) the aggregate amount of all payments made by such Issuing Lender thereunder that have not yet been reimbursed by or on behalf of the Borrower at such time, would exceed its L/C Commitment, or (C) the Revolving Credit Outstandings would exceed the aggregate Revolving Loan Commitments.
(ii)Terms of Letters of Credit. Each Letter of Credit shall (A) expire on a date no more than twelve (12) months after the date of issuance or last renewal or extension of such Letter of Credit (subject to automatic renewal or extension for additional one (1) year periods (but not to a date later than the date set forth below) pursuant to the terms of the Letter of Credit Documents or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Maturity Date, and (B) unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued by it, be subject to the UCP, in the case of a commercial Letter of Credit, or ISP, in the case of a standby Letter of Credit, in each case as set forth in the Letter of Credit Documents or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of Oregon. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (v) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any applicable law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Closing Date (or such later date such Person first became an Issuing Lender hereunder) and that such Issuing Lender in good faith deems material to it, (w) the conditions set forth in Section 5.2 are not satisfied, (x) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit issued by it generally, (y) the proceeds of which would be made available to any Person (I) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (II) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (z) any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.7) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued by such Issuing Lender or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. On and after the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(iii)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Section 2.1B shall be subject to the terms and conditions of Section 3.7 and Section 3.10.
(b)Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that an Issuing Lender issue, amend, renew or extend a Letter of Credit issued by such Issuing Lender by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other Letter of Credit Documents and information as such Issuing Lender or the Administrative Agent may request, not later than 11:00 a.m. (Portland time) at least three (3) Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in their sole discretion) prior to the proposed date of issuance, amendment, renewal or extension, as the case may be. Such notice shall specify (i) the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with Section 2.1B(a)(ii)), (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof, (v) the purpose and nature of such Letter of Credit and (vi) such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall, process such Letter of Credit Application and the certificates, documents and other Letter of Credit Documents and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 2.1B(a) and Article V, promptly issue, amend, renew or extend the Letter of Credit requested thereby (subject to the timing requirements set forth in this Section 2.1B(b)) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, renewal or extension, including any Letter of Credit Documents, as such Issuing Lender or the Administrative Agent may require. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the related Letter of Credit Documents and the Administrative Agent shall promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.
(c)Commissions and Other Charges.
(i)Letter of Credit Commissions. Subject to Section 3.7, with respect to any outstanding Letter of Credit, the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the applicable L/C Participants, a letter of credit commission in the amount equal to the daily amount available to be drawn under such Letter of Credit times the LIBOR Margin then in effect (determined on a per annum basis). Such commission in respect of any Letter of Credit shall be payable quarterly in arears on the fifteenth (15th) Business Day following each fiscal quarter of Borrower. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lenders and the applicable L/C Participants all commissions received for their respective accounts pursuant to this Section 2.1B(c) in accordance with their respective Commitment Percentages.
(ii)Issuance and Documentation Fees. The Borrower shall pay directly to each Issuing Lender, for its own account, issuance, fronting and documentation fees with respect to each Letter of Credit issued by such Issuing Lender in such amounts as agreed upon between such Issuing Lender and the Borrower. Such issuance, fronting and documentation fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of the applicable Issuing Lender.

(iii)Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. Such customary fees, costs, charges and expenses are due and payable on demand and are nonrefundable.
(d)L/C Participations.
(i)Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by each Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(ii)Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 2.1B(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, the applicable Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay the applicable Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to the applicable Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Administrative Agent, which in turn shall pay the applicable Issuing Lender on demand, in addition to such amount, the product of (A) such amount, times (B) the daily average NYFRB Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the applicable Issuing Lender, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360, plus any administrative, processing or similar fees customarily charged by the applicable Issuing Lender in connection with the foregoing. A certificate of an Issuing Lender with respect to any amounts owing to it under this Section shall be conclusive in the absence of manifest error. With respect to payment to an Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (x) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (y) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(iii)Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Administrative Agent or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent, which shall in turn pay to such Issuing Lender, the portion thereof previously distributed by such Issuing Lender to it.
(iv)Each L/C Participant’s obligation to make the payments referred to in Section 2.1B(d)(ii) and to purchase participating interests pursuant to Section 2.1B(d)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the applicable Issuing Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article V, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(e)Reimbursement. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender by paying to the Administrative Agent the amount of such drawing not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such drawing, if such notice is received by the Borrower prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, for the amount of (x) such draft so paid and (y) any amounts referred to in Section 2.1B(c)(iii) incurred by the applicable Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Administrative Agent and the applicable Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Loan as a Base Rate Loan on the applicable repayment date in the amount (without regard to the minimum and multiples specified in Section 2.1A) of (i) such draft so paid and (ii) any amounts referred to in Section 2.1B(c)(iii) incurred by the applicable Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section to reimburse an Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.1A or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the applicable Issuing Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until paid in full.
(f)Obligations Absolute.
(i)The Borrower’s obligations under this Section 2.1B (including the Reimbursement Obligations) shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever, and shall be performed strictly in accordance with the terms of this Agreement, and irrespective of:

(A)    any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Document or this Agreement, or any term or provision therein or herein;
(B)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(C)    the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any error in translation or loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(D)    any payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or
(E)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(ii)The Borrower also agrees that the Issuing Lenders and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.1B(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders, the L/C Participants and their respective Related Parties shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in translation or error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.

(iii)In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (A) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, (B) an Issuing Lender may act upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that such Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request and (C) an Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation, subject to receipt by such Issuing Lender of any customary indemnities or other agreements by the Borrower in connection therewith. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.
(g)Effect of Letter of Credit Documents. To the extent that any provision of any Letter of Credit Document related to any Letter of Credit is inconsistent with the provisions of this Section 2.1B, the provisions of this Section 2.1B shall apply.
(h)Resignation of Issuing Lenders.
(i)Any Issuing Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to outstanding Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase the outstanding Letter of Credit.
(ii)Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to take such actions as are required under Section 2.1B(d). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Borrower may, or at the request of such resigned Issuing Lender the Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.
(i)Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the Person acting as Administrative Agent, then (i) no later than the fifth Business Day following the last day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (iv) upon the request of the Administrative Agent, each such Issuing Lender shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including any reimbursement, Cash

Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of an Issuing Lender to provide such information pursuant to this Section 2.1B(i) shall limit the obligations of the Borrower or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.
(j)Letter of Credit Amounts.
(i)Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Documents therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Documents and as such amount may be reduced by (i) any permanent reduction of such Letter of Credit or (ii) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
(ii)For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Lenders and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
2.2    SWING LOANS
(a)    In lieu of making Revolving Loans, the Swing Line Lender, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make loans to Borrower from time to time until the Maturity Date as provided herein in an aggregate amount not to exceed at any time outstanding the Swing Loan Sublimit; provided, that, after giving effect to any Swing Loan, (i) the Revolving Credit Outstandings shall not exceed the aggregate Revolving Loan Commitments and (ii) the Revolving Credit Exposure of any Lender (including the Lender acting as Swing Line Lender) shall not at any time exceed such Lender’s Revolving Loan Commitment. To request a Swing Loan, Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 10:00 AM (Portland time) on the date of a proposed Swing Loan. Each such notice shall be in a form approved by the Administrative Agent and signed by an Authorized Representative, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Loan. The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from Borrower. The Swing Line Lender shall make each Swing Loan available to Borrower by means of a credit to an account of Borrower designated in such notice promptly on the requested date of such Swing Loan. All Swing Loans shall be Base Rate Loans and may, at Swing Line Lender’s option, be evidenced by a promissory note. Borrower shall repay the outstanding principal balance of each Swing Loan, together with all accrued and unpaid interest and related fees thereon, on the earlier of (x) the seventh (7) Business Day after such Swing Loan is made and (y) the Maturity Date; provided that, on each date that a Revolving Loan is made, Borrower shall repay all Swing Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swing Loans outstanding. All interest due on the Swing Loans shall be payable to the Swing Line Lender.
(b)    Borrower may, so long as no Default is continuing at such time, request the conversion of any Swing Loan to a Base Rate Loan by giving Administrative Agent irrevocable written notice (in a form approved by the Administrative Agent) signed by an Authorized Representative, that specifies, among other things: (i) the Swing Loan to which such notice of conversion applies; (ii) the principal amount that is the subject of such conversion; and (iii) the proposed date of such conversion, which shall be a Business Day. Any such notice must be received by Administrative Agent not later than 9:00 AM (Portland time) on the required date of repayment of the applicable Swing Loan; provided that no notice of conversion may be provided on the Maturity Date. Administrative Agent shall promptly notify Swing Line Lender and each Lender of the contents of each such notice and each Lender’s Commitment Percentage of the proposed Base Rate Loan. Each Lender shall, before 11:00 a.m. (Portland time) on such Business Day, make available to Administrative Agent, in immediately available funds, the amount of its Commitment Percentage of such principal amount of such converted Swing Loan.
(c)    At any time, upon the request of the Swing Line Lender to Administrative Agent that some or all of the Swing Loans be converted to Revolving Loans, Administrative Agent shall notify each Lender of the principal amount of Swing Loans which Swing Line Lender desires to be converted and each Lender’s Commitment Percentage thereof. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by (x) 12:00 noon (Portland time) on a Business Day, no later than 2:00 PM (Portland time) on such Business Day, and (y) after 12:00 noon (Portland time) on a Business Day, no later than 7:00 AM (Portland time) time on the immediately succeeding Business Day), to make available to Administrative Agent, in immediately available funds, the amount of its Commitment Percentage of such principal amount of such Swing Loans. Each Lender acknowledges and agrees that its obligation to fund its Commitment Percentage of any Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)    Upon any payment by a Lender pursuant to Section 2.2(b) or (c), such Lender shall be deemed to have made a Revolving Loan as a Base Rate Loan to Borrower, notwithstanding any failure by Borrower to satisfy the conditions contained in Section 5.2 (without regard to the minimum amount of Base Rate Loans). Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Line Lender. With respect to the Swing Loans, after receipt of payment of principal or interest thereon, Administrative Agent will promptly distribute the same to the Swing Line Lender at its Applicable Lending Office.
2.3    INTEREST/FEES
(a)    Interest. The outstanding principal balance of each Loan shall bear interest at the Applicable Rate. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Applicable Rate plus 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the highest rate described in the preceding sentence. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Governmental Rule which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Governmental Rule and the Lenders shall at Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or

(ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.
(b)    Commitment Fees. Commencing on the Closing Date, Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, a commitment fee equal to the Fee Percentage on the average daily unused portion of the Revolving Loan Commitments of the Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swing Loans shall not be considered usage of the Revolving Loan Commitments for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement and ending on the date upon which all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made) shall have been indefeasibly and irrevocably paid and satisfied in full, the Revolving Loan Commitments have been terminated and all Letters of Credit have been terminated or have expired (or have been Cash Collateralized). The Commitment Fee shall be distributed by Administrative Agent to the Lenders (other than any Defaulting Lender) pro rata in accordance with such Lenders’ respective Commitment Percentages.
(c)    Computation and Payment. All interest and per annum fees shall be computed on the basis of a 360-day year, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest on Base Rate Loans and LIBOR Daily Loans shall be payable monthly, in arrears, on the first day of each month and on the Maturity Date. Interest on each LIBOR Loan shall be paid on (i) the last day of its Interest Period, (ii) at the end of the third month of its Interest Period (if such period is six months in duration), (iii) on the date of any payment of principal made before the end of its Interest Period and (iv) on the Maturity Date.
2.4    INTEREST OPTIONS
(a)    Election. With respect to the Revolving Loans, Borrower may (i) except as otherwise provided herein, at any time when a Default is not continuing, convert all or any portion of a Base Rate Loan or a LIBOR Daily Loan to a LIBOR Loan for an Interest Period designated by Borrower, (ii) at any time, convert all or any portion of a Base Rate Loan to a LIBOR Daily Loan or convert all or any portion of a LIBOR Daily Loan to a Base Rate Loan, and (iii) convert all or a portion of a LIBOR Loan at the end of the Interest Period applicable thereto to a Base Rate Loan, a LIBOR Daily Loan or, if no Default is continuing, to a LIBOR Loan for a new Interest Period designated by Borrower, provided that if Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Interest Period, Borrower shall be deemed to have elected to convert such LIBOR Loan to a LIBOR Loan having an Interest Period of one month. Each LIBOR Loan elected pursuant to this Section 2.4(a) must be in a minimum amount of $500,000 and in integral multiples of $100,000 and at no time shall there be more than ten (10) different Interest Periods outstanding with respect to LIBOR Loans elected pursuant to this Section 2.4(a).

(b)    Notice to Administrative Agent. Borrower shall request each interest rate conversion or continuation under Section 2.4(a) by giving Administrative Agent irrevocable written notice in the form of Exhibit C attached hereto (a “Notice of Conversion or Continuation”) and signed by an Authorized Representative, that specifies, among other things: (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR Loan, the length of the applicable Interest Period. Any such Notice of Conversion or Continuation must be received by Administrative Agent not later than (i) 9:00 AM (Portland time) on the Business Day of any Base Rate or LIBOR Daily Rate interest selection, and (ii) 10:00 AM (Portland time) at least three (3) Business Days prior to the effective date of any LIBOR interest selection. Administrative Agent shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrower prior to the last day of any Interest Period, of the automatic conversion of such LIBOR Loan to a LIBOR Loan having an Interest Period of one month.
(c)    Subject to Section 9.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or (h), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Loans, Swing Loans or Letters of Credit, (B) all outstanding LIBOR Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans, LIBOR Daily Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans (in the case of Loans) or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
2.5    PAYMENTS GENERALLY
(a)    Administrative Agent may, and Borrower hereby authorizes Administrative Agent to, debit any deposit account of Borrower with Administrative Agent for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due.
(b)    All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in same day funds not later than 11:00 AM, Portland time, on the date specified herein. All payments received by Administrative Agent after 11:00 AM, Portland time, may, at the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(c)    Subject to the definition of “Interest Period,” if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day.

(d)    Subject to Section 9.4 (which provisions shall apply at any time an Event of Default has occurred and is continuing), if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in the following order: (i) first, toward indemnities, costs and expenses incurred by Administrative Agent and each Lender ratably among the parties entitled thereto, (ii) second, toward repayment of interest and fees then due hereunder with respect to the Revolving Loans, Swing Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iv) third, toward repayment of principal then due hereunder with respect to the Revolving Loans and Swing Loans and payment of any unreimbursed amounts in respect of Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(e)    Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment is required to be made by it to Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in same day funds, then:
(i)    if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in same day funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in same day funds, at the applicable NYFRB Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Administrative Agent the amount thereof in same day funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable NYFRB Rate from time to time in effect. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.
(f)    If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and the applicable conditions in Article V are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(g)    The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(h)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.6    FUNDING
(a)    Lender Funding and Disbursement. Except as otherwise expressly set forth herein, each Lender shall, by 11:00 AM (Portland time) on the date of each borrowing make available to Administrative Agent at Administrative Agent’s Office, in same day or immediately available funds, such Lender’s Commitment Percentage thereof. After Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, Administrative Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower in writing, Administrative Agent shall disburse the proceeds of each borrowing to Borrower by deposit to any demand deposit account maintained by Borrower with Administrative Agent designated by Borrower in a notice to Administrative Agent.
(b)    Lender Failure to Fund. Unless Administrative Agent receives notice from a Lender on or before the date of any borrowing hereunder that such Lender will not make available to Administrative Agent such Lender’s Commitment Percentage thereof, Administrative Agent may assume that such Lender has made such portion available to Administrative Agent on the date of such borrowing in accordance with Section 2.6(a), and Administrative Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Commitment Percentage of any borrowing available to Administrative Agent on the date of such borrowing, such Lender shall pay to Administrative Agent, on demand, interest which shall accrue on such amount until made available to Administrative Agent at a rate equal to the daily NYFRB Rate. A certificate of Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be presumptive evidence of such amounts. If any Lender’s Commitment Percentage of any borrowing is not in fact made available to Administrative Agent by such Lender within three Business Days after the date of such borrowing, Borrower shall pay to Administrative Agent, on demand, an amount equal to such Commitment Percentage together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Administrative Agent, at the rate of interest specified in Section 2.3.
(c)    Lenders’ Obligations Several. The obligation of each Lender hereunder is several. The failure of any Lender to make available its Commitment Percentage of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Commitment Percentage to be funded by such other Lender.
2.7    PRO RATA TREATMENT
(a)    Borrowings. Except as otherwise provided herein, each Loan, except a Swing Loan, shall be made by or shared by each Lender in accordance with its Commitment Percentage.
(b)    Sharing of Payments, Etc. Except as otherwise provided herein, each payment of principal, interest or fees owing to the Lenders shall be made or shared among Lenders ratably. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of a Loan in excess of its Commitment Percentage of payments on the Loans obtained by all Lenders, such Lender (“Purchasing Lender”) shall forthwith purchase from the other Lenders sufficient participations to cause the Purchasing Lender’s interest in the Loans to be in the same proportionate relationship with all Loans as before such payment was received; provided, however, that if all or any portion of such excess payment is thereafter recovered from the Purchasing Lender, the purchased participation shall be rescinded and each other Lender shall repay to the Purchasing Lender (i) the purchase price to the extent of such recovery together with (ii) an amount equal to such other Lender’s ratable share (according to the proportion of (A) the amount of such other Lender’s required repayment to (B) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. Borrower agrees that any

Purchasing Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if the Purchasing Lender were the direct creditor of Borrower in the amount of such participation and, provided further, the provisions of this paragraph shall not be construed to apply to (x) any fees not payable to all Lenders generally or any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 3.10 or (z) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swing Loans and Letters of Credit to any assignee or participant.
2.8    STATEMENTS AND MANNER OF PAYMENT
(a)From time to time, Administrative Agent may render to Borrower a statement setting forth the balance in the loan account(s) maintained by Administrative Agent for Borrower pursuant to this Agreement, including principal, interest, fees, costs and expenses, and it is Administrative Agent’s present intention to do so once a month. Each such statement shall be subject to subsequent adjustment by Administrative Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Administrative Agent receives notice from Borrower of any specific exceptions thereto within sixty days after the date such statement has been mailed by Administrative Agent. Until such time as Administrative Agent shall have rendered to Borrower a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lenders by Borrower
(b)Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligations) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in U.S. Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swing Loans or of any fee, commission or other amounts payable to the Swing Line Lender shall be made in like manner, but for the account of the Swing Line Lender. Each payment to the Administrative Agent of the Issuing Lenders’ fees or L/C Participants’ commissions shall be made in like manner, but for the account of the applicable Issuing Lenders or the applicable L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.1, 3.4, 3.5, 11.2 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.7(b)(ii).

2.9    AUTHORIZED REPRESENTATIVES
On the Closing Date, and from time to time subsequent thereto at Borrower’s option, Borrower shall deliver to Administrative Agent a notice in substantially the form of Exhibit D attached hereto (or such other form as agreed by the Administrative Agent), which designates by name each of Borrower’s Authorized Representatives or amends or amends and restates all prior such notices and includes the respective specimen signatures of each additional Authorized Representative (each such notice, amendment to a previous notice or amended and restated notice, a “Notice of Authorized Representatives”). Administrative Agent shall be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to Administrative Agent, to request borrowings, to select interest rate options hereunder, and to give to Administrative Agent such other notices as are specified herein as being made through one of Borrower’s Authorized Representatives, until such time as Borrower has delivered to Administrative Agent, and Administrative Agent has actual receipt of, a new Notice of Authorized Representatives. Administrative Agent shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.1    TAXES
(a)For purposes of this Section 3.1, the term “applicable law” includes FATCA.
(b)Any and all payments by or on account of any obligation of Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).
(f)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.1, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.
(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.2    ILLEGALITY
Unless and until a Benchmark Rate is implemented in accordance with Section 3.8, if any Lender determines that any Governmental Rule has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund LIBOR Loans or LIBOR Daily Loans, or to determine or charge interest rates based upon Base LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take, U.S. Dollar deposits in the London interbank market, in each case after the date hereof, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or LIBOR Daily Loans or to convert Base Rate Loans to LIBOR Loans or LIBOR Daily Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Promptly upon making any such determination, such Lender shall provide notice thereof to Borrower (with a copy to Administrative Agent), and upon receipt of such notice, Borrower shall, within three (3) Business Days of receipt of written notice from such Lender, prepay or convert all such LIBOR Loans and LIBOR Daily Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor (in the case of LIBOR Loans), if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Loan is a LIBOR Daily Loan or such Lender may not lawfully continue to maintain such LIBOR Loans, as the case may be. Upon any such prepayment or conversion, Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.3    INABILITY TO DETERMINE RATES
    Unless and until a Benchmark Rate is implemented in accordance with Section 3.8 below, if Administrative Agent determines in connection with any request for a LIBOR Loan or a LIBOR Daily Loan or a conversion to or continuation of a LIBOR Loan or LIBOR Daily Loan that (a) U.S. Dollar deposits are not being offered to banks in the London interbank market for the applicable amount of such Loan and, in the case of LIBOR Loans, the Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining Base LIBOR for such Loan (provided that no Benchmark Transition Event shall have occurred at such time), or (c) Base LIBOR for such Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, then, in each case, Administrative Agent will promptly so notify Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans or LIBOR Daily Loans, as the case may be, shall be suspended until Administrative Agent notifies Borrower and all Lenders that it has revoked such notice. Upon receipt of such notice, Borrower may revoke any pending request for a LIBOR Loan or LIBOR Daily Loan, as applicable, or a conversion or continuation of LIBOR Loans or LIBOR Daily Loans, as applicable, or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.
3.4    INCREASED COSTS
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate or the LIBOR Daily Rate);
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans or LIBOR Daily Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Loan Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Revolving Loan Commitment under current applicable laws, regulations and regulatory guidelines. In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this Section (each such claim to be made within a reasonable period of time after the period to which it relates) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.
(c)A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)All of the obligations of the Loan Parties under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.5    INDEMNITY FOR FUNDING LOSSES
Except as otherwise provided in this Agreement, following receipt by Borrower from any Lender of a certificate of such Lender in accordance with the last paragraph in this Section 3.5, Borrower, on demand, shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount notified by Borrower,
(c)including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained, as determined by Administrative Agent in its sole discretion. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.
(d)The amount of any loss, cost or expense compensable by Borrower to any Lender pursuant to this Section 3.5 shall be determined by such Lender, who shall notify Borrower (with a copy to Administrative Agent) in the form of a certificate of such Lender stating that the calculations set forth therein are in accordance with the terms of this Agreement and setting forth in reasonable detail the basis for such calculations, such certificate being conclusive and binding for all purposes absent manifest error. The amount set forth in such certificate shall be payable by Borrower on the thirtieth (30th) day following delivery of such certificate to Borrower. In determining such amount, Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
3.6    SURVIVAL
All of Borrower’s obligations under this Article III shall survive termination of the Revolving Loan Commitments and repayment of all Obligations.
3.7    DEFAULTING LENDERS
(a)If (i) a Lender becomes a Defaulting Lender, or a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, restatement, modification or waiver of this Credit Agreement that, pursuant to Section 11.4, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected, or a Lender imposes charges, costs and expenses unacceptable to Borrower under Section 3.4 (any such Defaulting Lender, Non-Consenting Lender or other Lender, a “Subject Lender”), (ii) no Default shall have occurred and be continuing, (iii) Borrower has obtained a commitment from another Lender or an Eligible Assignee (as defined in Section 11.7(h)), to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Revolving Loan Commitment and all other obligations of the Subject Lender hereunder, and (iv) any such Lender or Eligible Assignee is approved by Administrative Agent, each Issuing Lender and Swing Line Lender, each such approval not to be unreasonably withheld, then Borrower may require the Subject Lender to assign any or all of its Loans and Revolving Loan Commitment and other obligations to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of Section 11.7; provided, that, prior to or concurrently with such replacement, (A) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts owing to such Subject Lender through such date of replacement in respect of the applicable portion of the Subject Lender’s Revolving Loan Commitment to be assigned and a release from its obligations (relating to the assigned portion) under the Loan Documents, (B) the processing fee, if any, required to be paid under Section 11.7 shall have been paid to the Administrative Agent, (C) all of the requirements for such assignment contained in Section 11.7, including the consent of the Administrative Agent, each Issuing Lender and the Swing Line Lender, and, subject to the final sentence of this paragraph, the receipt by the Administrative Agent of an executed Assignment and

Assumption and other supporting documents, have been fulfilled, and (D) if such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Borrower also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Revolving Loan Commitments. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform approved by Administrative Agent as to which Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.
(b)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.4.
(ii)Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 11.8 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or the Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Exposure of each Issuing Lender and the Swing Line Lender with respect to such Defaulting Lender in accordance with Section 3.10; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.10; sixth, to the payment of any amounts owing to the Lenders, any Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swing Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Revolving Loan Commitments without giving effect to Section 3.7(b)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.7(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit commissions pursuant to Section 2.1B(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.10.
(C)With respect to any Commitment Fee or Letter of Credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and the Swing Line Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each Issuing Lender’s and Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize each Issuing Lender’s Fronting Exposure.

(c)If the Borrower, Administrative Agent, each Issuing Lender and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Revolving Loan Commitments (without giving effect to Section 3.7(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
3.8    CHANGED CIRCUMSTANCES
(a)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.8), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.8.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Base LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Loan or LIBOR Daily Loan or any conversion to or continuation of LIBOR Loans or LIBOR Daily Loans during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a LIBOR Loan or LIBOR Daily Loan into a request for a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
3.9    INCREMENTAL INCREASES.
(a)At any time after the Closing Date, upon written notice to Administrative Agent, the Borrower may, from time to time, request one or more increases in the Revolving Loan Commitments (each, an “Incremental Commitment Increase”) or enter into one or more tranches of term loans (each an “Incremental Term Loan”; any Incremental Commitment Increase or Incremental Term Loan being referred to as an “Incremental Increase”); provided that (A) the aggregate initial principal amount of all Incremental Increases hereunder shall not exceed the Incremental Facilities Limit, (B) any such Incremental Increase shall be in a minimum amount of $5,000,000 (or such lesser amount as agreed to by

Administrative Agent) or, if less, the remaining amount of the Incremental Facilities Limit, (C) no Lender will be required otherwise obligated to provide any portion of such Incremental Increase and (D) no more than five (5) Incremental Increases shall be permitted to be requested during the term of this Agreement.
(b)Each notice from the Borrower pursuant to this Section 3.9 shall set forth the requested amount and proposed terms of the relevant Incremental Increase. Incremental Increases may be provided by any existing Lender or by any other Eligible Assignee (each such Lender or other Person, an “Incremental Lender”); provided that Administrative Agent and, in the case of any Incremental Commitment Increase, each Issuing Lender and the Swing Line Lender, shall have consented (in each case not to be unreasonably withheld or delayed) to such Incremental Lender’s providing such Incremental Increases to the extent any such consent would be required under Section 11.7 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Incremental Lender. At the time of sending such notice, the Borrower (in consultation with Administrative Agent) shall specify the time period within which each proposed Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lenders (or such shorter period as agreed to by Administrative Agent). Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify Administrative Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Increase.
(c)Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase (limited in the case of the Incremental Lenders to their own respective allocations thereof). Administrative Agent shall promptly notify the Borrower and the Incremental Lenders of the final allocation of such Incremental Increases and the Increase Effective Date.
(d)The terms of each Incremental Increase (which shall be set forth in the relevant Incremental Amendment) shall be determined by the Borrower and the applicable Incremental Lenders; provided that:
(i)each such Incremental Commitment Increase shall have the same terms, including maturity, Applicable Rate and Commitment Fees, as applicable to the Revolving Loan Commitments; provided that (x) any upfront fees payable by the Borrower to the Lenders under any Incremental Commitment Increases may differ from those payable under the then existing Revolving Loan Commitments and (y) the Applicable Rate or Commitment Fees or interest rate floor applicable to any Incremental Commitment Increase may be higher than the Applicable Rate or Commitment Fees or interest rate floor applicable to the Revolving Loan Commitments if the Applicable Rate or Commitment Fees or interest rate floor applicable to the Revolving Loan Commitments are increased to equal the Applicable Rate and Commitment Fees and interest rate floor applicable to such Incremental Increase; and
(ii)the Incremental Term Loans (A) shall not mature earlier than the Maturity Date (but may have market level amortization prior to such date), (B) to the extent any Incremental Term Loans have been provided hereunder prior to such date, shall have a Weighted Average Life to Maturity no shorter than that applicable to the previously provided Incremental Term Loans and (C) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and any other Incremental Term Loans provided hereunder prior to such date; provided that (x) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (y) the Incremental Term Loans may be priced differently than the Applicable

Rate or interest rate floor applicable to the Revolving Loans or any other Incremental Term Loans provided hereunder prior to such date; and
(iii)each Incremental Increase shall constitute Obligations of the Borrower and will be guaranteed by the Guarantors and secured on a pari passu basis with the other Obligations.
(e)Any Incremental Increase shall become effective as of such Increase Effective Date and shall be subject to the following conditions precedent:
(i)no Default or Event of Default shall exist on such Increase Effective Date immediately prior to or after giving effect to (A) such Incremental Increase or (B) the making of the initial advances pursuant thereto;
(ii)all of the representations and warranties set forth in Article IV shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such Increase Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;
(iii)Administrative Agent shall have received from the Borrower, a Compliance Certificate demonstrating that the Borrower is in compliance with the financial covenants set forth in Article VIII, both before and after giving effect on a pro forma basis to the incurrence of any such Incremental Increase (and assuming that any such Incremental Increase is fully drawn and calculated without netting any cash proceeds of such Incremental Increase or any other Indebtedness being funded on such date in connection therewith) and any Permitted Acquisition, refinancing of Indebtedness or other event consummated in connection therewith giving rise to a pro forma basis adjustment;
(iv)the Loan Parties shall have executed an Incremental Amendment in form and substance reasonably acceptable to the Borrower, Administrative Agent and the applicable Incremental Lenders; and
(v)Administrative Agent shall have received from the Borrower, any customary legal opinions or other documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Increase), reasonably requested by Administrative Agent in connection with such Incremental Increase.
(f)Each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent, to effect the provisions of this Section 3.9.
(g)The proceeds of any Incremental Increase may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments permitted hereunder and any other use not prohibited by this Agreement.
(h)In connection with any Incremental Increase, any Incremental Lender becoming a party hereto shall (i) execute such documents and agreements as Administrative Agent may reasonably request and (2) provide to Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

3.10    CASH COLLATERAL
(a)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent, any Issuing Lender or the Swing Line Lender (with a copy to Administrative Agent), the Borrower shall either repay, in full, the outstanding principal balance of the Swing Loans or Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 3.7 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of the Issuing Lenders and the Swing Line Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swing Loans, to be applied pursuant to subsection (b) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent, the Issuing Lenders and the Swing Line Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 3.10 in respect of Swing Loans and Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swing Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent, the Issuing Lenders and the Swing Line Lender that there exists excess Cash Collateral; provided that, subject to Section 3.7, the Person providing Cash Collateral, the Issuing Lenders and the Swing Line Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
3.11    ADMINISTRATIVE AGENT’S CLAWBACK.
(a)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans or LIBOR Daily Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any Issuing Lender or the Swing Line Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the applicable Issuing Lender or the Swing Line Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, each Issuing Lender or the Swing Line Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, such Issuing Lender or the Swing Line Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 5.11(e), Section 12.3(c) or Section 12.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Borrower makes the following representations and warranties to Administrative Agent and Lenders, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and indefeasible payment in full, in cash, of all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made), the Revolving Loan Commitments have been terminated and all Letters of Credit have been terminated or have expired (or have been Cash Collateralized):

4.1    LEGAL STATUS; SUBSIDIARIES
Borrower and each Subsidiary is duly organized and validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing (to the extent such concept is applicable) as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals necessary to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to be so organized and existing, have so qualified, or have such power, authority or Permit could not reasonably be expected to have a Material Adverse Effect. Section 4.1 of the Disclosure Schedule identifies all Material Subsidiaries and other Subsidiaries as of the Closing Date.
4.2    DUE AUTHORIZATION; NO VIOLATION
The execution, delivery and performance by each Loan Party of the Loan Documents executed or to be executed by it are within such Loan Party’s powers, have been duly authorized by all necessary entity action, and do not: (a) contravene such Loan Party’s Organization Documents; (b) contravene any contractual restriction or Governmental Rule binding on or affecting such Loan Party; or (c) result in, or require the creation or imposition of, any Lien on such Loan Party’s property, except Liens for the benefit of Lenders.
4.3    CONSENTS OR APPROVAL, REGULATION
No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board of Governors of the Federal Reserve System.
4.4    VALIDITY; ENFORCEABILITY
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party. The Loan Documents executed by each Loan Party constitute, the legal, valid and binding obligations of such Loan Party enforceable in accordance with their respective terms.
4.5    FINANCIAL INFORMATION
The consolidated financial statements of Borrower and each Subsidiary dated as of and for (i) the fiscal year ended December 31, 2019 and (ii) the fiscal quarter and the portion of the fiscal year ended September 30, 2020, in each case, heretofore delivered by Borrower to Administrative Agent (a) present fairly in all material respects the financial condition and results of operations of Borrower and the Subsidiaries (subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above), (b) disclose, by footnotes or otherwise, all liabilities of Borrower and the Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied. Except as disclosed to Administrative Agent pursuant to Section 6.3, since December 31, 2019 there has been no change or changes that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect; provided that, solely for purposes of Sections 5.1(a)(ii)(A) and 5.2(a)(i), at any time prior to October 15, 2021, with respect to clause (a) of the definition of “Material Adverse Effect", the impacts of COVID-19 on the business, operations or financial condition of the Borrower or any of its Subsidiaries that occurred, or were reasonably expected to occur, and were disclosed to the administrative agent under the Existing Credit Agreement in writing prior to July 10, 2020 (a copy of which disclosure Borrower shall have delivered to the Administrative Agent prior to the Closing Date) will be disregarded.
4.6    TAXES
Borrower does not have any knowledge of any pending assessments or adjustments of any federal, state, local and foreign income tax payable by it or by any Subsidiary with respect to any year, the payment of which could reasonably be expected to have a Material Adverse Effect.
4.7    LITIGATION, LABOR CONTROVERSIES
There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, claims, disputes, investigations or labor controversy affecting Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Borrower nor any Material Subsidiary is a party to, or has any obligations under, any collective bargaining agreement.
4.8    TITLE TO PROPERTY, LIENS
Borrower has good, indefeasible and merchantable title to and ownership of its assets, free and clear of all Liens except Permitted Liens (including the existing Liens set forth in Section 4.8 of the Disclosure Schedule), except for such defects as could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate.
4.9    ERISA COMPLIANCE
(a)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Government Rules; and (ii) each Plan that is intended to qualify under Section 401(a) of the Code (A) has received a favorable determination letter from the IRS, (B) an application for such a letter is currently being processed by the IRS with respect thereto, or (C) utilizes a prototype or volume submitter plan that is the subject of a favorable opinion or advisory letter issued by the IRS to sponsor of such prototype or volume submitter plan, and, to the best of Borrower’s knowledge, nothing has occurred which would prevent, or cause the loss of, such qualification.
(b)    There are no pending or, to the best of Borrower’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    No ERISA Event has occurred, and neither Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)    Except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has any Unfunded Pension Liability.

(e)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) to the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of law and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) neither Borrower nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Borrower or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
(f)    As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement.
4.10    OTHER OBLIGATIONS
Neither Borrower nor any Subsidiary is in default with respect to any of its Contractual Obligations, default of which could reasonably be expected to result in a Material Adverse Effect.
4.11    ENVIRONMENTAL MATTERS
Borrower and each Subsidiary is in compliance with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary (a) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (b) has or could reasonably be expected to become subject to any Environmental Liabilities and Costs, or (c) has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect. There have been no Releases by Borrower or Subsidiary that could reasonably be expected to result in a Material Adverse Effect.
4.12    NO DEFAULTS
No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower’s execution hereof.
4.13    INSURANCE
Borrower and each Subsidiary maintains insurance with financially sound and reputable insurance companies not Affiliates of Borrower in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as Borrower or the applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where they operate.

4.14    FORCE MAJEURE
Neither Borrower’s nor any Subsidiary’s business or properties is suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.
4.15    INTELLECTUAL PROPERTY
Borrower and each Subsidiary owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights and general intangibles that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names, which infringement or conflict could reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes or conflicts with any rights owned by any other Person, which infringement or conflict could reasonably be expected to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, the existence of which could reasonably be expected to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to Borrower’s knowledge, proposed, other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.
4.16    SOLVENCY
Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lenders. Each Loan Party is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. No Loan Party intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Each Loan Party has capital reasonably sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.
4.17    FISCAL PERIODS
Borrower’s fiscal year ends on December 31.
4.18    COMPLIANCE WITH LAW
Borrower and each Subsidiary is in compliance with all Governmental Rules, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
4.19    SANCTIONS; ANTI-CORRUPTION
(a)None of Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any director, officer, employee, agent, or affiliate of Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned 50% or more, individually or in the aggregate, or controlled by persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a Sanctioned Country.

(b)Borrower, its Subsidiaries and, to the knowledge of Borrower, their respective directors, officers and employees and agents, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.
(c)Neither the advance of the Loans or issuance of Letters of Credit nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or the FCPA. Furthermore, none of the Borrowers or their Affiliates (i) is or will become a “blocked person” as described in any Executive Order, the Trading With the Enemy Act or by OFAC or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
4.20    DISCLOSURE
(a)Borrower has disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which Borrower or any of its Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of Borrower to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
(b)The information included in the Beneficial Ownership Certification most recently provided to Administrative Agent is true and correct in all respects.
4.21    AFFECTED FINANCIAL INSTITUTIONS
No Loan Party is an Affected Financial Institution.
ARTICLE V
CONDITIONS
5.1    CONDITIONS OF INITIAL EXTENSION OF CREDIT
The obligation of Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to Administrative Agent’s satisfaction of all of the following conditions:

(a)    Documentation. Administrative Agent shall have received, in form and substance satisfactory to it, each of the following duly executed:
(i)    this Agreement, any Notes (to the extent requested), the Guaranty signed by each Material Subsidiary and, if Loans are to be made on the Closing Date, the initial Notice of Borrowing;
(ii)    Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to Administrative Agent:
(A)Officer’s Certificate. A certificate from a Responsible Officer of the Borrower substantially in the form attached as Exhibit J to the effect that: (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Loan Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Loans to be made on the Closing Date, and the payment of all fees and expenses payable on the Closing Date, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2019, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, provided that with respect to clause (a) of the definition of “Material Adverse Effect", the impacts of COVID-19 on the business, operations or financial condition of the Borrower or any of its Subsidiaries that occurred, or were reasonably expected to occur, and were disclosed to the administrative agent under the Existing Credit Agreement in writing prior to July 10, 2020 (a copy of which disclosure Borrower shall have delivered to the Administrative Agent prior to the Closing Date) will be disregarded; and (E) each of the Loan Parties, as applicable, has satisfied each of the conditions set forth in Section 5.1 and Section 5.2; and
(B)Certificate of Secretary of each Loan Party. A certificate of the Secretary or Assistant Secretary of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or governing documents of such Loan Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(a)(iv);
(iii)    Notice of Authorized Representatives;
(iv)     Certificates as of a recent date of the good standing of existence (as the case may be) of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;

(v)    Opinions of counsel to the Loan Parties addressed to Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such other matters as Administrative Agent shall request; and
(vi)    such other documents as Administrative Agent and each Lender may reasonably require.
(b)    Termination of Existing Facility. The Administrative Agent shall have received evidence satisfactory to it that the credit facilities evidenced by the Second Amended and Restated Credit Agreement, dated as of April 15, 2020, among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended prior to the Closing Date, the “Existing Credit Agreement”), have been terminated and cancelled and any and all obligations thereunder shall have been fully repaid (except with respect to any Existing Letters of Credit or to the extent being so repaid with the proceeds of the initial Revolving Loans) and any and all Liens thereunder and guarantees in respect thereof have been terminated and released (or arrangements for such release and termination satisfactory to the Administrative Agent shall have been made).
(c)    Financial Condition. There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect, provided that with respect to clause (a) of the definition of “Material Adverse Effect", the impacts of COVID-19 on the business, operations or financial condition of the Borrower or any of its Subsidiaries that occurred, or were reasonably expected to occur, and were disclosed to the administrative agent under the Existing Credit Agreement in writing prior to July 10, 2020 (a copy of which disclosure Borrower shall have delivered to the Administrative Agent prior to the Closing Date) will be disregarded.
(d)    Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.
(e)    KYC Information.
(i)     Upon the reasonable request of any Lender made at least five Business Days prior to the Closing Date, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five days prior to the Closing Date.
(ii)     At least five days prior to the Closing Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to Administrative Agent.
5.2    CONDITIONS OF EACH EXTENSION OF CREDIT
The obligation of each Lender to make any credit available under the Loan Documents (including the Loans made by such Lender on the Closing Date), including the issuance, amendment or extension of any Letter of Credit, shall be subject to the further conditions precedent that:
(a)    the following statements shall be true on the date such credit is advanced (including any Letter of Credit being issued, amended or extended), both before and after giving effect thereto and to the application of the proceeds therefrom, and the acceptance by Borrower of the proceeds of such credit shall constitute a representation and warranty by Borrower that on the date such credit is advanced (including any Letter of Credit being issued, amended or extended) such statements are true:

(i)    the representations and warranties of the Loan Parties contained in the Loan Documents are correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of such date, except that the representations and warranties made under Section 4.5 shall be deemed to refer to the most recent financial statements furnished to Administrative Agent under Section 6.3; and
(ii)    no Default or Event of Default is continuing or would result from the credit being advanced (including any Letter of Credit being issued, amended or extended);
(b)    advancing such credit on such date (including any Letter of Credit being issued, amended or extended) does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;
(c)    Administrative Agent shall have received such additional documents, information and materials as any Lender, through Administrative Agent, may reasonably request;
(d)    no event or circumstance exists that could reasonably be expected to have a Material Adverse Effect; provided that, at any time prior to October 15, 2021, with respect to clause (a) of the definition of “Material Adverse Effect", the impacts of COVID-19 on the business, operations or financial condition of the Borrower or any of its Subsidiaries that occurred, or were reasonably expected to occur, and were disclosed to the administrative agent under the Existing Credit Agreement in writing prior to July 10, 2020 (a copy of which disclosure Borrower shall have delivered to the Administrative Agent prior to the Closing Date) will be disregarded; and
(e)    so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no Issuing Lender shall be required to issue, extend or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VI
AFFIRMATIVE COVENANTS
Borrower covenants that until performance and indefeasible payment in full, in cash, of all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made), the termination of the Revolving Loan Commitments, and the termination or expiration of all Letters of Credit (or Cash Collateralization thereof), Borrower shall, and shall (except in the case of covenants in Sections 6.3, 6.8 and 6.17) cause each Subsidiary to:
6.1    PAYMENTS
Pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.
6.2    ACCOUNTING RECORDS
Keep, and cause each Subsidiary to keep, accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

6.3    INFORMATION AND REPORTS
Provide to Administrative Agent all of the following, in form and detail reasonably satisfactory to Administrative Agent and with sufficient copies for distribution to all Lenders:
(i)    as soon as available, but in any event within ninety days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and the Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, together with a certification by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and the Subsidiaries, which certification shall be in substantially the form of Exhibit E attached hereto and shall include the calculations required to establish compliance by Borrower with the covenants set forth in Article VIII and to determine the applicable Level set forth in Schedule II, together with all supporting schedules and information requested by Administrative Agent to support Borrower’s calculation of the Restructuring Expenses;
(ii)    as soon as available, but in any event within sixty days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and the Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and the Subsidiaries in accordance with GAAP, subject only to changes resulting from normal year-end audit adjustments and the absence of footnotes, which certification shall be in substantially the form of Exhibit E attached hereto and shall include the calculations required to establish compliance by Borrower with the covenants set forth in Article VIII and to determine the applicable Level set forth in Schedule II, together with all supporting schedules and information requested by Administrative Agent to support Borrower’s calculation of the Restructuring Expenses;
(iii)    promptly after the sending or filing thereof, either hard or electronic copies or a link to electronic copies of all communications which Borrower sends generally to any class of its security holders (other than a notice consisting solely of the time and place of an annual meeting), and all reports and registration statements that Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and as to any information contained in materials furnished pursuant to this item (iii), Borrower shall not be separately required to furnish such information under items (i) or (ii) above; and
(iv)    from time to time such other information as Administrative Agent may reasonably request, which may include budgets, forecasts, projections, information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, Beneficial

Ownership Regulation, and applicable anti-money laundering laws, and other information respecting the business of Borrower or any Subsidiary. In addition, Administrative Agent and each Lender shall have the right to periodically conduct due diligence on Borrower and its Subsidiaries their senior management and key principals and legal and beneficial owners. Borrower agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Administrative Agent shall be for the account of Borrower.
6.4    COMPLIANCE WITH LAW
Comply, and cause each Subsidiary to comply, with all Governmental Rules and Permits, other than such noncompliance the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.
6.5    INSURANCE
Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as Borrower or the applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities in which they operate.
6.6    FACILITIES
Keep, and cause each Subsidiary to keep, all properties and equipment useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property and equipment shall be fully and efficiently preserved and maintained, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.7    TAXES AND OTHER LIABILITIES
Pay and discharge, and cause each Subsidiary to pay and discharge, when due all its tax liabilities, assessments and governmental charges, except such as Borrower or, as applicable, a Subsidiary, may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP in all of the foregoing cases, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.8    NOTICE TO ADMINISTRATIVE AGENT
Promptly (but in no event more than ten Business Days after a Responsible Officer has knowledge of the occurrence of each such event or matter) give notice to Administrative Agent in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower or Subsidiary is required to maintain to preserve as true and correct the representations of Section 4.13 as though remade at such time of evaluation, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured (other than customary deductibles) loss in excess of $50,000,000 during any twelve month period; (iv) any change in the form or jurisdiction of organization of Borrower; (v) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 4.7; (vi) any ERISA Event; (vii) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect; (viii) Borrower or any Subsidiary entering into a credit facility under which $50,000,000 (or the equivalent of such amount if denominated in a currency other than U.S. Dollars) or more is advanced or available to be borrowed; (ix) any material change in accounting or financial reporting practices by Borrower or any Subsidiary other than as required by a Governmental Authority or a change in GAAP or otherwise promulgated by FASB; and (x) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
6.9    CONDUCT OF BUSINESS
Except as otherwise permitted by this Agreement or where the failure could not reasonably be expected to have a Material Adverse Effect, (a) conduct, and cause each Subsidiary to conduct, its business in the ordinary course and (b) use, and cause each Subsidiary to use, its reasonable efforts in the ordinary course and consistent with past practice to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations.
6.10    PRESERVATION OF CORPORATE EXISTENCE, ETC.
Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses, Permits, governmental approvals, rights, privileges, franchises, intellectual property and general intangibles necessary for the conduct of its business, and its corporate existence and rights (charter and statutory).
6.11    INSPECTION RIGHTS
Permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that excluding any such visits and inspections during the continuation of an Event of Default, only Administrative Agent, on behalf of the Lenders, may exercise rights of Administrative Agent and the Lenders under this Section 6.11 and Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at Borrower’s expense; provided, further, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice. For purposes of this section, five Business Days’ advance notice shall constitute “reasonable advance notice” to Borrower.
6.12    PERFORMANCE AND COMPLIANCE WITH CONTRACTUAL OBLIGATIONS
Perform and observe, and cause each Subsidiary to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations, and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.12 shall limit or prevent Borrower from contesting any of its Contractual Obligations in good faith and by appropriate and lawful proceedings diligently conducted.

6.13    FISCAL YEAR; ACCOUNTING PRACTICES
Notify Administrative Agent of any change to (i) its fiscal year, which notice shall be in advance of making such change or (ii) its method of accounting, any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by Borrower to Administrative Agent.
6.14    ENVIRONMENTAL
(a)    Promptly give notice to Administrative Agent upon a Responsible Officer obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or any Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect.
(b)    Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, Borrower will, and will cause each of its Subsidiaries to, comply with all Environmental Laws, and obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of Borrower or any of its Subsidiaries.
(c)    Upon discovery of the presence on any property owned or leased by Borrower or any Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect, take all Remedial Action required by applicable Environmental Law.
6.15    LIENS
Keep its assets free and clear of all Liens, except Permitted Liens.
6.16    USE OF PROCEEDS
Use the proceeds of the Loans and other of extensions of credit hereunder (including the issuance of any Letter of Credit) solely for Borrower’s general working capital and other corporate purposes, including the financing of acquisitions, Restricted Payments and capital expenditures permitted by the terms of this Agreement.
6.17    COMPLIANCE WITH ERISA
Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

6.18    [RESERVED]
6.19    SUBSIDIARIES; ADDITIONAL GUARANTORS
(i) Promptly notify Administrative Agent after any Person becomes a Material Subsidiary as a result of a Permitted Acquisition, a Fundamental Change Transaction, or a capital contribution, and in such notice set forth the date such Person became a New Material Subsidiary and the full name and jurisdiction of organization of such Person and (ii) notify Administrative Agent within 45 days after the end of a fiscal quarter of Borrower if any Subsidiary becomes a Material Subsidiary as a result of an increase in the ordinary course of business of such Subsidiary’s assets in proportion to the consolidated assets of Borrower (any Material Subsidiary described in any such notice delivered pursuant to the foregoing clause (i) or (ii) being referred to as a “New Material Subsidiary”). Borrower shall promptly cause such New Material Subsidiary to (A) become a Guarantor by delivering to Administrative Agent a duly executed Guaranty or joinder agreement in respect of any existing Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, in each case in form and substance satisfactory to Administrative Agent in its reasonable discretion, (B) deliver to Administrative Agent such opinions, documents and certificates as required under Section 5.1 for any Guarantor as of the Closing Date, and (C) deliver to Administrative Agent such other documents as may be reasonably requested by Administrative Agent, all in form, content and scope reasonably satisfactory to Administrative Agent.
6.20    SANCTIONS; ANTI-CORRUPTION LAWS
Maintain in effect policies and procedures designed to promote compliance by Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.
6.21    BENEFICIAL OWNERSHIP; ANTI-MONEY LAUNDERING
Promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
6.22    FURTHER ASSURANCES
At Administrative Agent’s request at any time and from time to time, duly execute and deliver, and cause each Subsidiary to execute and deliver, such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to effectuate the provisions or purposes of the Loan Documents, at Borrower’s expense.
ARTICLE VII
NEGATIVE COVENANTS
Borrower covenants that until performance and indefeasible payment in full, in cash, of all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made), the termination of the Revolving Loan Commitments, and the termination or expiration of all Letters of Credit (or Cash Collateralization thereof), Borrower will not, directly or indirectly:

7.1    LIENS
Create or suffer to exist, or permit any Material Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.
7.2    INDEBTEDNESS
Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Indebtedness, except: (a) the Obligations; (b) Indebtedness existing on the Closing Date (including any Indebtedness arising under binding commitments entered into prior to the Closing Date), in each case, as set forth in Section 7.2 of the Disclosure Schedule, and any Permitted Refinancing Indebtedness in respect thereof; (c) Indebtedness of Foreign Subsidiaries (and guaranties by Borrower thereof) in an aggregate amount not to exceed the U.S. Dollar equivalent of $116,000,000 at any time; (d) intercompany Indebtedness of Borrower and the Subsidiaries (which intercompany Indebtedness under this clause (d) shall not be considered an “Investment” for purposes of Section 7.5); (e) Indebtedness incurred in connection with loan programs initiated through the CARES Act (or related supplemental legislation), provided that such Indebtedness shall not exceed an amount to be determined by the Required Lenders, in their sole discretion, within 10 Business Days after Borrower’s written request to Administrative Agent and Required Lenders to participate in any such program, and such Indebtedness shall be on terms and conditions satisfactory to the Required Lenders in their sole discretion; and (f) unsecured Indebtedness not described in the foregoing clauses (a) through (e), in an aggregate amount not to exceed $350,000,000 at any time outstanding.
7.3    RESTRICTED PAYMENTS, REDEMPTIONS
Declare or make, or permit any Subsidiary to declare or make, (a) any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents, or (b) any purchase, redemption or other acquisition for value of any of Borrower’s Stock or Stock Equivalents (any of the foregoing in clauses (a) or (b) being referred to as a “Restricted Payment”), except, so long as no Event of Default exists at the time of or immediately after giving effect (including giving effect on a pro forma basis) to such Restricted Payment or would result therefrom, (i) dividends paid by Subsidiaries to Borrower or ratably with respect to their Stock, (ii) dividends payable solely in common Stock of the issuer and (iii) other Restricted Payments in an aggregate amount not to exceed $200,000,000 for all such Restricted Payments made in reliance on this clause (iii) during any fiscal year of Borrower; provided that Restricted Payments may be made in reliance on this clause (iii) and shall not be included the foregoing dollar limitation if, at the time thereof and immediately after giving effect (including giving effect on a pro forma effect basis, but calculated without netting any cash proceeds of any Indebtedness being funded on such date to finance such Restricted Payment) thereto, the Funded Debt Ratio is less than 2.75 to 1.00.
7.4    FUNDAMENTAL CHANGES; DISPOSITIONS
(a)    Merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person or acquire all or substantially all of the Stock or Stock Equivalents of any Person (each, a “Fundamental Change Transaction”); provided that (i) any Subsidiary may merge with and liquidate into, or have its equity otherwise acquired by, Borrower, (ii) any Subsidiary may merge with and liquidate into, or have its equity otherwise acquired by, a Subsidiary, provided that a Material Subsidiary may only merge with and liquidate into, or have its equity otherwise acquired by, a Domestic Subsidiary; (iii) Borrower or any Subsidiary may merge with any Person as part of a Permitted Acquisition, provided (x) any merger involving Borrower results in Borrower as the surviving entity and (y) subject to the foregoing clause (x), any merger involving a Loan Party results in a Loan Party as the surviving entity; and (iv) Borrower and any Subsidiary may form one or more new Subsidiaries;

(b)    Except as part of a Permitted Acquisition, acquire all or substantially all, or permit any Subsidiary to acquire all or substantially all, of (i) the assets of any Person (other than a Subsidiary) or (ii) the assets constituting the business of a division, branch or other unit operation of any Person (other than a Subsidiary); or
(c)    Sell, convey, transfer, lease or otherwise dispose of, or permit any Subsidiary to sell, convey, transfer, lease or otherwise dispose of, all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole. For the avoidance of doubt, this Section 7.4(c) shall not limit Borrower’s ability to sell its Stock.
7.5    INVESTMENTS
Except as permitted by Section 7.3 or 7.4, make, incur, assume or suffer to exist, or permit any Subsidiary to make, incur, assume or suffer to exist, directly or indirectly, any loan or advance to any other Person or own, purchase or otherwise acquire Stock, Stock Equivalents, other equity interests, obligations or other securities of, or otherwise invest in, any other Person (any such transaction being an “Investment”), except:
(a)    Investments existing on the Closing Date and identified in Section 7.5 of the Disclosure Schedule;
(b)    incidental advances to employees in the ordinary course of business;
(c)    Investments by Borrower or any Subsidiary in any Subsidiary that (except with respect to Borrower’s repatriation of cash) are consistent with Borrower’s prior practices, provided that immediately before and after giving effect (including giving effect on a pro forma basis) thereto no Default is continuing or would result therefrom;
(d)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers in settlement of obligations of, or disputes with, such Persons arising in the ordinary course of business;
(e)    Permitted Acquisitions;
(f)    Investments arising under Hedge Agreements permitted hereunder; and
(g)    Investments in accordance with Borrower’s investment policies attached hereto as Exhibit I, as such policies may be modified from time to time, provided a copy of each such modification is promptly delivered to Administrative Agent.
7.6    CHANGE IN NATURE OF BUSINESS
Directly or indirectly engage, or permit any Subsidiary to directly or indirectly engage, in any material manner in any business activity other than the type of business activities in which Borrower is currently engaged, or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

7.7    ERISA
Except as could not reasonably be expected to have a Material Adverse Effect, (a) engage in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, or (b) permit any Plan to (i) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); or (ii) fail to comply with ERISA or any other applicable Laws.
7.8    MARGIN REGULATIONS
Use, or permit any Subsidiary to use, the proceeds of any Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).
7.9    ENVIRONMENTAL
Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or Subsidiary, except in material compliance with Environmental Law or the terms of any Permit or other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect.
7.10    GUARANTIES
Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any of its assets as security for, any liabilities or obligations of any other Person, or permit any Subsidiary to do so, except:
(a)    any of the foregoing required by this Agreement;
(b)    Guaranties by Borrower of the Indebtedness of a Subsidiary incurred in the ordinary course of business (including guarantees by Borrower of premises leases by Columbia Sportswear USA Corporation);
(c)    Guaranties in connection with Investments permitted by Section 7.5;
(d)    Guaranties of Indebtedness permitted by Section 7.2;
(e)    Guaranties existing on the Closing Date that are described in Section 7.10 of the Disclosure Schedule; and
(f)    Guaranties by Subsidiaries of Indebtedness of Borrower or any other Subsidiary.
7.11    NO SPECULATIVE TRANSACTIONS
Engage in, or permit any Subsidiary to engage in, any Hedge Agreement, except for hedging purposes with respect to transactions engaged in by Borrower or any Subsidiary in the ordinary course of business and not for speculative purposes.
7.12    CANCELLATION OF INDEBTEDNESS OWED TO IT
Cancel, or permit any Subsidiary to cancel, any claim or Indebtedness owed to it, except (a) in the ordinary course of business for legitimate business purposes in the reasonable judgment of Borrower or the Subsidiary or (b) the cancelation of Indebtedness of Borrower or any Subsidiary so long as such Indebtedness is not owed to a Loan Party by a Person that is not a Loan Party.

7.13    TRANSACTIONS REGARDING RELATED PARTIES
Enter, or permit any Subsidiary to enter, into any transaction or series of transactions directly or indirectly with or for any Affiliate of Borrower except (i) in the ordinary course of business on a basis no more favorable to such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate and in circumstances where doing so could not reasonably be expected to have a Material Adverse Effect or (iii) as otherwise permitted by Sections 7.2(d), 7.3, 7.4, 7.5, 7.10 and 7.12.
7.14    OTHER RESTRICTIONS
Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any restriction or limitation on (a) the ability of any Subsidiary to make any dividend or other distribution to Borrower or (b) the ability of Borrower or any Subsidiary to grant a Lien to Administrative Agent or Lenders to secure all or any part of the Obligations, except, with respect to clauses (a) and (b) hereof: (i) restrictions and limitations existing as of the Closing Date and disclosed in Section 7.14 of the Disclosure Schedule, (ii) restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of Borrower and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of Borrower, (iii) restrictions and limitations imposed by any generally applicable Governmental Rule, and (iv) other restrictions and limitations that in the aggregate could not reasonably be expected to have a Material Adverse Effect.
7.15    SANCTIONS; ANTI-CORRUPTION USE OF PROCEEDS
Knowingly, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (b) (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, arranger, issuing lender, Lender, underwriter, advisor, investor, or otherwise).
ARTICLE VIII
FINANCIAL COVENANTS
8.1    FUNDED DEBT RATIO
Borrower shall maintain a Funded Debt Ratio, calculated on a consolidated basis, of not greater than 3.25 to 1.00, determined as of the last day of each fiscal quarter of Borrower ending on or after December 31, 2020; provided that, (a) so long as no Event of Default exists at such time or would result therefrom, Borrower may elect to increase the maximum permitted Funded Debt Ratio under this Section 8.1 to 3.75 to 1.00 for four consecutive fiscal quarters of Borrower in connection with a Permitted Acquisition occurring during the first of such fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $50,000,000 (any such period subject to such election being referred to as an “Adjusted Covenant Period”) and (b) notwithstanding the foregoing clause (a), Borrower may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding proviso (a) for a new period of four consecutive fiscal quarters.

8.2    ASSET COVERAGE RATIO
Borrower shall maintain an Asset Coverage Ratio, calculated on a consolidated basis, of not less than 1.00 to 1.00, determined as of the last day of each fiscal quarter of Borrower ending on or after December 31, 2020.
ARTICLE IX
EVENTS OF DEFAULT
9.1    EVENTS OF DEFAULT
The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:
(a)    Borrower shall fail (i) to pay any principal of any Loan or Reimbursement Obligation when due (whether at maturity, by reason of acceleration or otherwise) or (ii) to pay any other Obligation (including payment of interest on any Loan or Reimbursement Obligation, or to provide Cash Collateral as required hereunder), within 5 days after the date any such payment or Cash Collateral is due;
(b)    any financial statement or certificate furnished to Administrative Agent or any Lender in connection with, or any representation or warranty made by Borrower under any of the Loan Documents, shall prove to be false or misleading in any material respect when furnished or made;
(c)    Borrower shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 6.3 or Section 6.8 on the date specified in Section 6.3 or Section 6.8; provided that, unless Borrower has previously failed to provide any required certificate, report or other information by the required date on one prior occasion within the preceding twelve months, such failure shall be considered an Event of Default only if Borrower fails to provide such certificate, report or other information within five Business Days of the earlier of (i) the date a Responsible Officer has knowledge of the failure to so provide such certificate, report or other information, or (ii) the date Administrative Agent, at the request of a Lender, notifies Borrower of such failure;
(d)    any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 6.5, 6.10, 6.11, 6.15, 6.16, 6.20 or contained in Article VII or Article VIII;
(e)    any default by Borrower or any Guarantor in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (d) above) continues for 30 days after notice thereof has been given to Borrower by Administrative Agent;
(f)    any default by Borrower or any Guarantor in the payment or performance of any other obligation, or the occurrence and continuation of any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) evidencing Indebtedness (other than trade payables incurred in the ordinary course of business) in excess of $50,000,000 to any Person where (i) the event of default consists of the outstanding principal balance not being paid at its scheduled maturity date, or (ii) the effect of such default or event of default is to permit or cause the acceleration of such obligation or Indebtedness;

(g)    any judgment or order for the payment of money exceeding $50,000,000 (in either circumstance to the extent not covered by independent third-party insurance or indemnified against by an indemnitor that, in Administrative Agent’s reasonable judgment, is financially able to satisfy its indemnification obligation and with respect to which the insurer or indemnitor (as the case may be) has been notified of the claim and does not dispute coverage or its indemnification obligation) shall be rendered against one or more of Borrower and Subsidiaries and either: (i) a notice of levy and/or a writ of attachment or execution, or other like process, is served on or against any of the assets of Borrower and/or one or more Subsidiaries with respect to obligations in excess of $50,000,000; or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(h)    (i) Borrower or any Guarantor becomes insolvent, or suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any material part of its property, or is generally unable to or generally fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; (ii) Borrower or any Guarantor files a voluntary petition in bankruptcy, or seeks to effect a plan or other arrangement for relief from its debts under the Bankruptcy Code or under any state or other federal law granting relief to debtors, whether now or hereafter in effect; (iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Guarantor and is not dismissed, stayed or vacated within 60 days thereafter or Borrower or any Guarantor files an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; (iv) Borrower or any Guarantor is adjudicated a bankrupt, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors; or (v) Borrower or any Guarantor takes any action authorizing, or in furtherance of, any of the foregoing;
(i)    (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000;
(j)    the dissolution or liquidation of Borrower or any Guarantor, or Borrower or any Guarantor or either of their respective directors or stockholders shall take action seeking to effect such dissolution or liquidation of Borrower or Guarantor (other than any dissolution or liquidation of a Guarantor expressly permitted under this Agreement);
(k)    any Change of Control; or
(1)    (i) any Loan Document shall (except in accordance with its terms or for reasons expressly permitted by this Agreement), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower or Guarantor (whichever is party thereto); (ii) Borrower or Guarantor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (except for the reasons set forth in the foregoing clause (i)); or (iii) a Guarantor shall seek to repudiate, terminate or otherwise void any of its obligations under any Guaranty.
9.2    REMEDIES
(a)Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, Administrative Agent may, or upon the request of the Required Lenders, Administrative Agent shall, by notice to the Borrower, take any or all of the following actions: (i) terminate the Revolving Loan Commitments (and thereupon the Revolving Loan Commitments shall terminate immediately); (ii) declare all or any portion of the principal of and interest on the Loans and the

Reimbursement Obligations at the time outstanding, and all or any portion of other amounts owed to the Lenders and to Administrative Agent under this Agreement or any of the other Loan Documents (except as provided in Section 9.2(b), including all or any portion of the L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all or any portion of the other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding; and (iii) terminate the credit facilities provided hereunder and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 9.1(h) or (j), the Revolving Loan Commitments shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.
(b)Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, Administrative Agent may, or upon the request of the Required Lenders, Administrative Agent shall, by notice to the Borrower, demand that the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the Minimum Collateral Amount of the aggregate then undrawn and unexpired amount of such Letter of Credit; provided, that upon the occurrence of an Event of Default specified in Section 9.1(h) or (j), the Borrower shall be automatically required to deposit such Minimum Collateral Amount in such Cash Collateral account without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations in accordance with Section 9.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligations shall have been satisfied, all the Revolving Loan Commitments terminated or expired and all other Obligations shall have been paid in full (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made), the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(c)General Remedies. Exercise on behalf of the Holders of Obligations all of its other rights and remedies under this Agreement, the other Loan Documents and Governmental Rule, in order to satisfy all of the Obligations.
9.3    RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.
(a)The enumeration of the rights and remedies of Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default. No course of dealing between the Borrower, Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Default or Event of Default.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.8 (subject to the terms of Section 2.7(b)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.7(b), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.4    CREDITING OF PAYMENTS AND PROCEEDS.
In the event that the Obligations have been accelerated pursuant to Section 9.2 or Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall, subject to the provisions of Sections 3.7 and 3.10, be applied by Administrative Agent as follows:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees (other than Commitment Fees), indemnities and other amounts (other than principal and interest) payable to the Lenders and the Swing Line Lender under the Loan Documents, including attorneys’ fees, ratably among the Lenders and the Swing Line Lender in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations, and Guaranteed Hedge Obligations and Guaranteed Cash Management Obligations then owing and to Cash Collateralize any L/C Obligations then outstanding, ratably among the applicable Holders of Obligations in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Governmental Rule.
Notwithstanding the foregoing, Guaranteed Cash Management Obligations and Guaranteed Hedge Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Guaranteed Hedge Obligations or Guaranteed Hedge Obligations not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms hereof for itself and its Affiliates as if a “Lender” party hereto.
9.5    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or other Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under this Agreement) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement.
ARTICLE X
ADMINISTRATIVE AGENT
10.1    APPOINTMENT AND AUTHORITY
(a)Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Governmental Rule. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Holders of Obligations hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Cash Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Holders of Obligations). In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to this Article X for purposes of holding or enforcing any Lien on the Cash Collateral (or any portion thereof) granted hereunder, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of Articles X and XI (including Section 11.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
10.2    RIGHTS AS A LENDER
The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3    EXCULPATORY PROVISIONS
(a)Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Governmental Rule, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(b)Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default and indicating that such written notice is a “Notice of Default” is given to Administrative Agent by the Borrower or a Lender.
(c)Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
10.4    RELIANCE BY ADMINISTRATIVE AGENT
Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless Administrative Agent shall have received written notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    DELEGATION OF DUTIES
Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities hereunder, as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such subagents.

10.6    RESIGNATION OF ADMINISTRATIVE AGENT
(a)Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Governmental Rule, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal.
(d)Any resignation by, or removal of, JPMorgan Chase Bank, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and Issuing Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties, if in its sole discretion it elects to, of an Issuing Lender and Swing Line Lender, (ii) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
10.7    NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS
Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    NO OTHER DUTIES, ETC.
Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder.
10.9    GUARANTY MATTERS
(a)Each of the Lenders (including in its or any of its Affiliate’s capacities as a Holder of Obligations) irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the Borrower. Further, Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of Borrower, release any Guarantor from its obligations under its Guaranty if such Guarantor is no longer a Material Subsidiary. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9. In each case as specified in this Section 10.9, Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.9 as certified by the Borrower.
(b)At such time as all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made) arising hereunder or under any other Loan Document shall have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or Cash Collateralized) and the Revolving Loan Commitments have been terminated, each Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
(c)Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

10.10    GUARANTEED HEDGE OBLIGATIONS AND GUARANTEED CASH MANAGEMENT OBLIGATIONS
No holder of any Guaranteed Hedge Obligations or Guaranteed Cash Management Obligations that obtains the benefits of Section 9.4 by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Guaranteed Cash Management Obligations and Guaranteed Hedge Obligations unless Administrative Agent has received written notice of such Guaranteed Cash Management Obligations and Guaranteed Hedge Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable holders thereof.
10.11    POSTING OF COMMUNICATIONS
(a)Borrower agrees that Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). As used herein, “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Lenders and Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Lenders and Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR

CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)Each Lender and Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, the Issuing Lenders and Borrower agrees that Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE XI
MISCELLANEOUS
11.1    NOTICES
Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing. Each notice to be given to Administrative Agent or any Lender shall be addressed to Administrative Agent and each Lender at its address or fax number set forth as the “Address for Notices” for Administrative Agent or such Lender in Schedule I hereto, or to such other address or fax number as Administrative Agent or any Lender may designate for itself by notice to all other parties. Each notice to be given to Borrower shall be addressed to Borrower at the following address or fax number:
To Borrower:    Columbia Sportswear Company
14375 NW Science Park Drive
Portland, OR 97229
Attn: Chief Financial Officer
Fax: (503) 985-5858
Email: jswanson@columbia.com

With a copy to:    Columbia Sportswear Company
14375 NW Science Park Drive
Portland, OR 97229
Attn: General Counsel
Fax: (503) 985-5858
Email: pbragdon@columbia.com

Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by mail, upon delivery of registered or certified mail, return receipt requested and postage prepaid; (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier; or (c) upon receipt with transmission confirmed of notice given by email, fax, mailgram, telegram, telex, or personal delivery.
11.2    COSTS, EXPENSES, ATTORNEYS’ FEES
Borrower shall pay within thirty days of receipt of written demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Agent and/or any Lender in connection with (a) the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions of hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out of pocket expenses incurred by each Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (c) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, or (C) the prosecution or defense of any action in any way related to any of the Loan Documents, including any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Loan Party.
11.3    INDEMNIFICATION; DAMAGE WAIVER
(a)    Borrower shall indemnify and hold harmless Administrative Agent and each Lender and each Issuing Lender, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ fees, whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, the extensions of credit (including the issuance of any Letter of Credit hereunder) or the consummation of the transactions contemplated thereby, (b) any Loan or Letter of Credit, or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of any substance regulated by any Environmental Law on or from any property currently or formerly owned or operated by any Loan Party, or any Environmental Liabilities and Costs related in any way to any Loan Party, or (d) any actual or overtly threatened Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened Proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys’ fees, whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise): (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; (y) result from a claim brought by Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; or (z) result from a claim not involving an act or omission of Borrower and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or Administrative Agent, Swing Line Lender or any Issuing Lender in their capacities as such); provided, further, that such indemnity shall not include the fees and costs of a separate lead counsel law firm and a local counsel law firm for any action brought in any state or federal court within the State of Oregon. The agreements in this Section 11.3 shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Revolving Loan Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 11.3 shall be payable within ten Business Days after demand therefor.
(b)    Upon receiving knowledge of any suit, claim or demand asserted by a third party that an Indemnitee believes is covered by this indemnity, the Indemnitee shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel reasonably satisfactory to the Indemnitee. An Indemnitee may also require Borrower to defend the matter. Any failure or delay of an Indemnitee to notify Borrower of any suit, claim or demand shall not relieve Borrower of its obligations of this Section 11.3, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice.
(c)    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Credit Outstandings at such time, or if the Revolving Credit Outstandings have been reduced to zero, then based on such Lender’s share of the Revolving Credit Outstandings immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.7.
(d)    To the fullest extent permitted by law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for any Indemnified Liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this Section 11.3(b) shall relieve the Borrower or any Loan

Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.3(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.
11.4    WAIVERS, AMENDMENTS
(a)    Any term, covenant, agreement or condition of any Loan Document may be amended, modified or waived if such amendment, modification or waiver is in writing and is signed by the Required Lenders (or by Administrative Agent with the written consent of the Required Lenders) and Borrower; provided, however, that any amendment, modification, waiver or consent which affects the rights or duties of Administrative Agent, any Issuing Lender or Swing Line Lender, in such capacity and not in the capacity as a Lender, must be in writing and be signed also by the affected Administrative Agent, such Issuing Lender or Swing Line Lender, as the case may be; provided further, that no such amendment, modification, waiver or consent shall:
(i)    extend or increase the Revolving Loan Commitment of a Lender (or reinstate any Revolving Loan Commitment terminated pursuant to Section 2.1A(g) or 9.2) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 5.2 or of any Default or a mandatory reduction in Revolving Loan Commitments is not considered an extension or increase in Revolving Loan Commitments by any Lender);
(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Revolving Loan Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Revolving Loan Commitments are to be reduced;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (A) of the final proviso to this Section 11.4) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of any Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(iv)    change Section 2.1A(g), Section 2.7 or Section 9.4 in a manner that would alter the ratable reduction of Revolving Loan Commitments or the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(v)    change any provision of this Section 11.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder (it being understood that, solely with the consent of the parties prescribed by Section 3.9(f) to be parties to an Incremental Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Loan Commitments and existing Loans are included on the Closing Date), without the written consent of each Lender directly affected thereby;

(vi)    amend any guaranty of the Obligations (or release Borrower or any Guarantor of its obligations thereunder) (other than as authorized in Section 10.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Guaranty) without the written consent of each Lender directly affected thereby; or
(vii)    change the payment waterfall provisions of Section 2.5(d) or Section 9.4 without the written consent of each Lender;
provided further, that (i) no amendment, modification, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above, affect the rights or duties of any Issuing Lender under this Agreement (including Section 10.9) or any Letter of Credit Documents relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, modification, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, modification, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or modify Section 11.23 hereof; (iv) any fee letter entered into by Borrower in connection with the credit facilities evidenced by this Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) each Letter of Credit Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Document, cash collateral agreement or other document, as the case may be, shall be promptly delivered to the Administrative Agent upon such amendment or waiver; (vi) this Agreement may be amended, restated or modified as provided in the immediately following paragraph below; (vii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision; and (viii) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.8. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, waiver or consent hereunder, except that (A) the Revolving Loan Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, modification or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Loan Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 11.4) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 3.9 (including as applicable, (1) to permit the Incremental Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include an Incremental Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Loan Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.
(b)    No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.
(c)    This Agreement cannot be changed orally or by the conduct of the parties and may be amended or modified only in writing signed by the party against whom enforcement is sought.
11.5    REVERSAL OF PAYMENTS
To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Holders of Obligations or to any Holder of Obligations directly or the Administrative Agent or any Holder of Obligations receives any payment or exercises its right of setoff or recoupment, which payments or proceeds (including any proceeds of such setoff or recoupment) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other applicable law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its (or its applicable Affiliate’s) applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the NYFRB Rate from the date of such demand to the date such payment is made to the Administrative Agent.
11.6    INJUNCTIVE RELIEF
The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
11.7    SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENT
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) below and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more Eligible Assignees (as defined in subsection (h) below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Loans (including for purposes of this subsection (b), Participations (as defined in subsection (d) below) in Swing Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loan Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loan Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date of the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent shall not be less than $5,000,000 unless Administrative Agent and, so long as no Event of Default is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Loan Commitment assigned, (iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a Participation (as defined in subsection (d) below) in such rights and obligations in accordance with subsection (d) below. The assignee shall, on or prior to the date on which the assignment is made, deliver to Borrower and to Administrative Agent the appropriate IRS form as prescribed by Section 3.1 of this Agreement. If an assignment of all or a portion of a Lender’s rights and obligations under this Agreement would result (under the terms of Section 3.1) in any payment by Borrower of additional sums, notwithstanding Section 3.1 or any other provision set forth in this Agreement, Borrower shall not be obligated to pay such additional sums.
(c)    Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, for purposes of determining each Lender’s share of the Loans and the Revolving Loan Commitments, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person (or a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), a Defaulting Lender or Borrower or any of Borrower’s affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in Swing Loans) owing to it) (a “Participation”); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) the Participant shall have no rights against Borrower or any Subsidiaries or Administrative Agent, and Borrower and Administrative Agent need give notices to and deal only with such Lender and shall have no obligation to any Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release Borrower from its guaranty hereunder or any Guarantor from any Guaranty. Subject to subsection (e) below, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender (provided it complies in fact with all the obligations of, and requirements imposed on, Lenders thereunder to the same extent as were it a Lender) and had acquired its interest by assignment pursuant to subsection (b) above. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.8 as though it were a Lender; provided that Borrower shall have been provided with written notice of the identity of such Participant at least five Business Days prior to the exercise of such benefits; provided, further that such Participant agrees to be subject to Section 2.7(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Notwithstanding any other provision set forth in this Agreement, a Participant shall not be entitled to receive any greater payment under the Agreement than the applicable Lender would have been entitled to receive with respect to the Participation sold to such Participant.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations, to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    If the consent of Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.7(b)), Borrower shall be deemed to have given its consent ten (10) Business Days after the date notice thereof has been given to Borrower by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to the close of business on such tenth (10th) Business Day.
(h)    As used herein, the following terms have the following meanings:
“Eligible Assignee” means (a) a Lender; (b) an affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person or a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof) that is a financial institution approved by (i) Administrative Agent (provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Loan Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Loan Commitment immediately prior to giving effect to such assignment), (ii) the Swing Line Lender, (iii) each Issuing Lender, and (iv) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) an Event of Default is continuing, Borrower (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s affiliates or Subsidiaries.
“Fund” means any Person (other than a natural person or a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
(i)    Notwithstanding anything to the contrary contained herein, if at any time JPMorgan Chase Bank, N.A. assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (b) above, JPMorgan Chase Bank, N.A. may, upon five (5) Business Days’ notice to Borrower terminate the Swing Loan facility hereunder and its commitment to issue Letters of Credit hereunder. In the event of any such termination of the Swing Loan facility hereunder or such commitment to issue Letters of Credit, Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender or Issuing Lender, as applicable, hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the termination of the Swing Loan facility hereunder or such commitment to issue Letters of Credit. If JPMorgan Chase Bank, N.A. terminates the Swing Loan facility hereunder or its commitment to issue Letters of Credit, it shall retain all the rights of the Swing Line Lender or an Issuing Lender, as applicable, provided for hereunder with respect to (x) in the case of the Swing Loan facility hereunder, Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Loans pursuant to Section 2.2 or (y) in the case of Letters of Credit, Letters of Credit issued by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Base Rate Loans or fund participations in outstanding Letters of Credit pursuant to Section 2.1B, as the case may be.
(j)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
11.8    SETOFF
In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Agent (which consent will not be unreasonably withheld) but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender any amount owing from such Lender or any affiliate thereof to Borrower at any time during the continuation of an Event of Default. This right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the occurrence of an Event of Default. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so setoff shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 3.7 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Lenders, and the Lenders, and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
11.9    CUMULATIVE REMEDIES
The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Administrative Agent or any Lender.
11.10    ENTIRE AGREEMENT
The Loan Documents constitute the entire agreement among Borrower, Administrative Agent and Lenders with respect to the Loans and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than (1) contingent indemnification obligations not then due and (2) Guaranteed Cash Management Obligations or Guaranteed Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made) arising hereunder or under any other Loan Document shall have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or Cash Collateralized) and the Revolving Loan Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
11.11    CONFIDENTIALITY
Lenders shall hold all non-public information (which has been identified as such by Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any Governmental Authority or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing (i) to be bound by this Section (or an agreement containing the terms set forth in this Section) and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section (or an agreement containing the terms set forth in this Section), (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by Borrower or Subsidiary, (d) such information may be disclosed to any other party hereto, (e) such information may be disclosed in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) such information may be disclosed on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the Revolving Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Loans, (g) such information may be disclosed with the consent of Borrower, (h) such information may be disclosed to the extent such information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower who did not acquire such information as a result of a breach of this Section, and (i) the parties hereto may disclose information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.
11.12    TIME
Time is of the essence of each and every provision of this Agreement and each of the other Loan Documents.
11.13    SEVERABILITY OF PROVISIONS
If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.
11.14    COUNTERPARTS
This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further that, without limiting the foregoing, (x) to the extent Administrative Agent has agreed to accept any Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (y) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Indemnified Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Indemnified Liabilities arising as a result of the failure of Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
11.15    PATRIOT ACT NOTICE
Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower and the other Loan Parties, which information includes the name and address of Borrower and the other Loan parties and other information that will allow Administrative Agent and each Lender to identify Borrower and each other Loan Party in accordance with the Patriot Act.

11.16    GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflict of laws provisions thereof, and any applicable laws of the United States.
11.17    SUBMISSION TO JURISDICTION
EACH OF BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A SECURITY INTEREST, JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT OR LENDER.
11.18    WAIVER OF JURY TRIAL
EACH OF BORROWER, ADMINISTRATIVE AGENT AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.
11.19    MATERIAL NON-PUBLIC INFORMATION
(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION SUBJECT TO SECTION 11.11 AND FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)ALL SUCH INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
11.20    PAYMENTS SET ASIDE
To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any insolvency proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the NYFRB Rate from time to time in effect. This Section 11.20 shall survive termination of the Revolving Loan Commitments, the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.
11.21    NO ADVISORY OR FIDUCIARY RESPONSIBILITY
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between Borrower and its Subsidiaries and Administrative Agent, any Swing Line Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether Administrative Agent, any Swing Line Lender or any Lender has advised or is advising Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by Administrative Agent, the Swing Line Lender and the Lenders are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent, the Swing Line Lender and the Lenders, on the other hand, (iii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) Administrative Agent, the Swing Line Lender and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person; (ii) none of Administrative Agent, the Swing Line Lender and the Lenders has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, the Swing Line Lender and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and none of Administrative Agent, the Swing Line Lender and the Lenders has any obligation to disclose any of such interests to Borrower or its Affiliates.

To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against any of Administrative Agent, the Swing Line Lender and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.22    ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.23    LENDER ERISA REPRESENTATION AND COVENANT
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit the Revolving Loan Commitments or this Agreement;
(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement;

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement; or
(iv)     such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)     In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.24    [RESERVED]
11.25    OREGON STATUTORY NOTICE
UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER OR ADMINISTRATIVE AGENT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.
11.26    ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE XII
BORROWER GUARANTY
In order to induce the Lenders to extend credit to Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Guaranteed Hedge Obligations and Guaranteed Cash Management Obligations of its Subsidiaries (collectively, the “Specified Ancillary Obligations”). Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.
Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Borrower hereunder shall not be affected by: (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Guaranteed Cash Management Agreement, any Guaranteed Hedge Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Guaranteed Cash Management Agreement, any Guaranteed Hedge Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Guaranteed Cash Management Agreement, any Guaranteed Hedge Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of Borrower to subrogation.
Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of Administrative Agent, any Issuing Lender or any Lender in favor of any Subsidiary or any other Person.
The obligations of Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.
Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff or recoupment) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).
In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon.
Upon payment by Borrower of any sums as provided above, all rights of Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).
Nothing shall discharge or satisfy the liability of Borrower hereunder except the full performance and payment in cash of the Obligations (other than contingent indemnification obligations not then due).
Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Guaranty in respect of Swap Obligations (provided that Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article XII voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

COLUMBIA SPORTSWEAR COMPANY, as Borrower
By: /s/ JIM A. SWANSON
Name: Jim A. Swanson Title: Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender, an Issuing Lender and individually as a Lender
By: /s/ LYNN BRAUN
Name: Lynn Braun Title: Executive Director

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ DAWN MACE MOORE
Name: Dawn Mace Moore Title: Senior Vice President

Signature Page to Credit Agreement

BANK OF AMERICA, N.A.,, as a Lender
By: /s/ MICHAEL SNOOK
Name: Michael Snook Title: Senior Vice President
Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By: /s/ KIRSTEN JAKOBSEN
Name: Kirsten Jakobsen Title: Vice President
Signature Page to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By: /s/ CHRIS BURNS
Name: Chris Burns Title: Senior Vice President
Signature Page to Credit Agreement

SCHEDULE I
Notices
If to the Administrative Agent or the Administrative Agent’s Office, to JPMorgan Chase Bank, N.A., 10 S. Dearborn St. L2, Chicago, IL 60603, Attention of Loan and Agency (Telecopy No. (888) 499-5663; Email: jpm.agency.cri@jpmorgan.com).
If to JPMorgan Chase Bank, N.A. as an Issuing Lender, to JPMorgan Chase Bank, N.A., 10 S. Dearborn St. L2, Chicago, IL 60603, Attention of Chicago LC Agency Activity Team and Chicago LC Agency Closing Team; Email: Chicago.LC.Agency.Activity.Team@jpmorgan.com; Closing.Team@jpmorgan.com.
If to JPMorgan Chase Bank, N.A. as Swing Line Lender, to JPMorgan Chase Bank, N.A., 10 S. Dearborn St. L2, Chicago, IL 60603, Attention of April Yebd (Telecopy No. (888) 292-9533; Email: jpm.agency.cri@jpmorgan.com).
If to any other Lender (including any other Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

SCHEDULE IA

LENDER	REVOLVING LOAN COMMITMENT
JPMORGAN CHASE BANK, N.A.	$150,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$150,000,000
BANK OF AMERICA, N.A.	$100,000,000
ROYAL BANK OF CANADA	$75,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$25,000,000
TOTAL:	$500,000,000

SCHEDULE II

Pricing Level	LIBOR Margin	Base Rate Margin	Commitment Fee
Level I	187.5	87.5	30
Level II	162.5	62.5	25
Level III	137.5	37.5	20
Level IV	112.5	12.5	15

For purposes of this Schedule II:
“Level” means Level I, Level II, Level III or Level IV.
“Level I” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 2.50:1.00.
“Level II” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 2.00:1.00 and less than 2.50:1.00.
“Level III” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 1.00:1.00 and less than 2.00:1.00.
“Level IV” applies on any day if, on such day, the applicable Funded Debt Ratio is less than 1.00:1.00.
The Funded Debt Ratio shall be calculated once every quarter based on the financial information and calculations most recently reported by Borrower pursuant to Section 6.3 of the Agreement; provided, however, that the Funded Debt Ratio shall not be computed on the financial information and calculations most recently reported by Borrower until three (3) Business Days after the receipt thereof, and if the most recent report required pursuant to Section 6.3 has not been delivered, or if Administrative Agent reasonably objects to the accuracy of such report within three (3) Business Days after the receipt thereof, the next higher Level (i.e., the next Level with higher pricing) from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Agent’s objections are resolved to Administrative Agent’s reasonable satisfaction.
Notwithstanding the foregoing, Level IV shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable financial information and calculations for the Borrower’s first full fiscal quarter ending after the Closing Date (unless such financial information and calculations demonstrate that Level I, II or III should have been applicable during such period, in which case such other Level shall be deemed to be applicable during such period) and adjustments to the Level then in effect shall thereafter be effected in accordance with the preceding paragraph.